EXHIBIT 10.20

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of November 13, 2001

among

THE VAIL CORPORATION

(d/b/a "Vail Associates, Inc.")

Borrower

BANK OF AMERICA, N.A.

Agent

and

THE OTHER LENDERS PARTY HERETO

BANC OF AMERICA SECURITIES LLC

Sole Lead Arranger, Sole Book Manager and Syndication Agent

FLEET NATIONAL BANK

Syndication Agent

U.S. BANK NATIONAL ASSOCIATION

Documentation Agent

BANKERS TRUST COMPANY

Documentation Agent

$421,000,000

SCHEDULES AND EXHIBITS

Schedule 1	Parties, Addresses, Committed Sums, and Wiring Information
Schedule 2	Critical Assets
Schedule 2.3	Existing Letters of Credit and Scheduled Debt
Schedule 7.2	Corporate Organization and Structure
Schedule 7.7	Material Litigation Summary
Schedule 7.9	Material Environmental Matters
Schedule 7.13	Non-Standard Transactions with Affiliates
Exhibit A	Revolving Credit Promissory Note
Exhibit B	Guaranty
Exhibit C	Loan Request
Exhibit D	Compliance Certificate
Exhibit E	Conversion Request
Exhibit F	L/C Request
Exhibit G	Assignment
Exhibit H	Pledge Agreement

CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement is entered into as of November 13, 2001,

among The Vail Corporation, a Colorado corporation doing business as "Vail Associates, Inc." ("Borrower"),

the Lenders (defined below), Bank of America, N.A., as Agent for itself and the other Lenders, and Banc of America Securities LLC, as Sole Lead Arranger, Sole Book Manager and Syndication Agent.

RECITALS

Borrower, certain lenders, and NationsBank of Texas, N.A., as Agent, were parties to a Credit

Agreement dated as of December 19, 1997 (as amended, the "Original Agreement").

The Original Credit Agreement was amended and restated by that certain Amended and Restated

Credit Agreement among Borrower, certain lenders and NationsBank, N.A. (successor by merger to

NationsBank of Texas, N.A.), as Agent, dated as of May 1, 1999 (as amended, the "Existing Agreement").

Effective July 5, 1999, NationsBank, N.A. changed its name to Bank of America, N.A. Effective

July 23, 1999 Bank of America, N.A. merged with and into Bank of America National Trust and Savings

Association which then changed its name to Bank of America, N.A.

The parties wish to amend and restate the Existing Agreement on the terms and conditions of this

Agreement.

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Existing Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 1 DEFINITIONS AND TERMS.

1.1 Definitions.

Adjusted EBITDA means the sum of (a) Resort EBITDA, and (b) EBITDA of the Restricted

Companies related to real estate activities in an amount not greater than 20% of Adjusted EBITDA.

Affiliate means with respect to any Person (the "relevant Person") (i) any other Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling

Person") or (ii) any Person (other than the relevant Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly,

of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Agent means Bank of America, N.A., a national banking association, and its successor or successors as agent for Lenders under this Agreement.

Agreement means this Second Amended and Restated Credit Agreement and all schedules and exhibits, as amended, supplemented, or restated from time to time.

Applicable Margin means, for any day, the margin of interest over the Base Rate or LIBOR, as the case may be, that is applicable when any interest rate is determined under this Agreement. The Applicable

Margin is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Adjusted EBITDA, as follows:

Level	Ratio of Funded Debt to Adjusted EBITDA	Applicable Margin for LIBOR Loans	Applicable Margin forBase Rate Loans
I	Less than 3.00 to 1.00	1.500%	0.000%
II	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	1.750%	0.250%
III	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	2.00%	0.500%
IV	Greater than or equal to 4.0 to 1.00	2.50%	0.750%

Prior to Agent's receipt of the Companies' consolidated unaudited Financial Statements for the Companies'

fiscal quarter ended October 31, 2001, the ratio of Funded Debt to Adjusted EBITDA shall be fixed at

Level III. Thereafter, the ratio of Funded Debt to Adjusted EBITDA shall be calculated on a consolidated basis for the Companies in accordance with GAAP for the most recently completed fiscal quarter of the

Companies for which results are available. The ratio shall be determined from the Current Financials and any related Compliance Certificate and any change in the Applicable Margin resulting from a change in such ratio shall be effective as of the date of delivery of such compliance certificate. However, if Borrower fails to furnish to Agent the Current Financials and any related Compliance Certificate when required pursuant to

Section 8.1, then the ratio shall be deemed to be at Level IV until Borrower furnishes the required Current

Financials and any related Compliance Certificate to Agent. Furthermore, if the Companies' audited Financial

Statements subsequently delivered to Agent for any fiscal year pursuant to Section 8.1(a)(ii) result in a different ratio, such revised ratio (whether higher or lower) shall govern effective as of the date of such delivery. For purposes of determining such ratio, Adjusted EBITDA for any fiscal quarter shall include on a pro forma basis all EBITDA for such period relating to assets acquired in accordance with this Agreement

(including Restricted Subsidiaries formed or organized) during such period, but shall exclude on a pro forma basis all EBITDA for such period relating to any such assets disposed of in accordance with this Agreement during such period.

Applicable Percentage means, for any day, the commitment fee percentage applicable under

Section 4.4 when commitment fees are determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Adjusted

EBITDA, as follows:

Level	Ratio of Funded Debt to Adjusted EBITDA	Applicable Percentage
I	Less than 3.00 to 1.00	0.350%
II	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	0.500%
III	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	0.500%
IV	Greater than or equal to 4.00 to 1.00	0.500%

The ratio of Funded Debt to Adjusted EBITDA shall be determined as described in the definition of

"Applicable Margin."

Apollo means any one or more of the following: Apollo Advisors, L.P., a Delaware limited partnership, or any fund, investment vehicle or account managed, advised or controlled by Apollo

Advisors, L.P., or any of its Affiliates, other than the Companies.

Bank of America means Bank of America, N.A., a national banking association, in its individual capacity and not as Agent.

Base Rate means, for any day, the rate per annum equal to the higher of (a) the sum of the Federal

Funds Rate for such day plus 0.5%, and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

Base Rate Loan means a Loan bearing interest at the sum of the Base Rate plus the Applicable

Margin.

BC Housing L/C means the $9,232,709 irrevocable transferable L/C expiring June 15, 2002, issued by Agent to Colorado National Bank and any successor thereto as Trustee under the 1997 Trust Indenture with Eagle County, Colorado, as Issuer, relating to $9,100,000 of Eagle County, Colorado, Taxable Housing

Facilities Revenue Bonds (BC Housing, LLC Project) Series 1997A, under the terms of which such Trustee will be entitled to draw, with respect to such Bonds, up to (a) an amount sufficient to pay (i) the principal of such Bonds when due, or (ii) the portion of the purchase price of such Bonds tendered or deemed tendered for purchase in accordance with such Indenture and not subsequently remarketed corresponding to the principal amount of such Bonds, plus (b) an amount equal to approximately 35 days of accrued interest on such Bonds (at up to 15% per annum), to pay (i) interest on such Bonds when due, or (ii) the portion of the purchase price of such Bonds tendered or deemed tendered for purchase in accordance with such Indenture and not subsequently remarketed corresponding to accrued interest.

Bond L/Cs means the BC Housing L/C, the Smith Creek L/Cs, the Breckenridge Terrace L/C, the

Tarnes L/C, the Tenderfoot Housing, L/C, the Red Sky L/C, and any L/C issued by Agent on or after the date hereof under this Agreement at the request of Borrower in support of revenue bonds or notes for municipal infrastructure or housing projects.

Borrower is defined in the preamble to this Agreement.

Breckenridge Terrace L/C means an irrevocable transferable L/C of up to $16,250,000 expiring

December 15, 2002, to be issued by Agent to U.S. Bank National Association and any successor thereto as

Trustee under the 1999 Trust Indenture with Breckenridge Terrace LLC as Issuer, relating to approximately

$16,000,000 of Breckenridge Terrace LLC Taxable Housing Facilities Revenue Notes (Breckenridge Terrace

Project), Series 1999A, under the terms of which such Trustee will be entitled to draw up to (a) an amount sufficient to pay (i) the principal of such Notes when due, or (ii) the portion of the purchase price of such

Notes tendered or deemed tendered for purchase in accordance with such Indenture and not subsequently remarketed corresponding to the principal amount of such Notes, plus (b) an amount equal to approximately

35 days of accrued interest on such Notes (at up to 15% per annum), to pay (i) interest on such Notes when due, or (ii) the portion of the purchase price of such Notes tendered or deemed tendered for purchase in accordance with such Indenture and not subsequently remarketed corresponding to accrued interest.

Business Day means any day, other than Saturday, Sunday, and any other day that commercial banks are authorized or required by Law to be closed in Texas or New York or, for purposes of any LIBOR

Loan, in London.

Capital Lease means any capital lease or sublease that has been (or under GAAP should be)

capitalized on a balance sheet.

Change of Control Transaction means the occurrence of any transaction or event, other than the issuance and sale in a public offering of equity securities of VRI, as a result of which transaction or event

Apollo shall cease to possess, and some other Person shall obtain, in either case directly or indirectly, the power to direct or cause the direction of the management or policies of VRI, whether through the ownership of voting securities, by contract or otherwise.

Closing Date means the date on which counterparts of this Agreement have been executed and delivered to Agent by each party hereto in accordance with Section 14.11.

Co-Agent means any syndication agent, documentation agent, or other co-agent under this

Agreement.

Code means the Internal Revenue Code of 1986, as amended from time to time, and related rules and regulations from time to time in effect.

Collateral is defined in Section 5.2.

Commitment Usage means, at any time, the sum of (a) the aggregate Principal Debt, plus (b) the

L/C Exposure.

Committed Sum means the amount (as reduced and canceled under this Agreement) stated beside a Lender's name for the Facility on Schedule 1 as most recently amended under this Agreement.

Companies means VRI and each of VRI's Restricted and Unrestricted Subsidiaries now or

hereafter existing.

Compliance Certificate means a certificate substantially in the form of Exhibit D and signed by

Borrower's Chief Financial Officer, together with the calculation worksheet described therein.

Conversion Request means a request substantially in the form of Exhibit E.

Current Financials means, initially, the consolidated Financial Statements of the Companies for the period ended July 31, 2001, and thereafter, the consolidated Financial Statements of the Companies most recently delivered to Agent under Section 6.1, 8.1(a) or 8.1(b), as the case may be.

Debt of any Person means at any date, without duplication (and calculated in accordance with

GAAP), (a) all obligations of such Person for borrowed money (whether as a direct obligation on a promissory note, bond, zero coupon bond, debenture or other similar instrument, or as an unfulfilled reimbursement obligation on a drawn letter of credit or similar instrument, or otherwise), including, without duplication, all Capital Lease obligations (other than the interest component of such obligations) of such

Person, (b) all obligations of such Person to pay the deferred purchase price of property or services, other than (i) obligations under employment contracts or deferred employee compensation plans and (ii) trade accounts payable and other expenses or payables arising in the ordinary course of business, (c) all Debt of others secured by a Lien on any asset of such Person (or for which the holder of the Debt has an existing

Right, contingent or otherwise, to be so secured), whether or not such Debt is assumed by such Person, and

(d) all guarantees and other contingent obligations (as a general partner or otherwise) of such Person with respect to Debt of others.

Debtor Relief Laws means the Bankruptcy Reform Act of 1978, as amended from time to time,

and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership,

insolvency, reorganization, suspension of payments or similar Laws affecting creditors' Rights from time to time in effect.

Default is defined in Section 11.

Default Rate means an annual rate of interest equal from day to day to the lesser of (a) the thenexisting

Base Rate plus the Applicable Margin for Base Rate Loans plus 2%, and (b) the Maximum Rate.

Distribution means, with respect to any shares of any capital stock or other equity securities issued by a Person, (a) the retirement, redemption, purchase or other acquisition for value of those securities by such

Person, (b) the payment of any dividend on or with respect to those securities by such Person, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and

(d) any other payment by that Person with respect to those securities.

EBITDA means Net Income before interest expense, Taxes based on or measured by income, and

Non-Cash Operating Charges, in each case to the extent deducted in determining Net Income, calculated on a consolidated basis for the Companies in accordance with GAAP.

Eligible Assignee means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by Agent and, unless a Default or Potential Default exists at the time any assignment is effected in accordance with Section 14.12(c), Borrower, such approval not to be unreasonably withheld or delayed by Borrower, provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an

Eligible Assignee.

Employee Plan means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

Environmental Law means any Law that relates to the pollution or protection of ambient air, water or land or to Hazardous Substances.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and related rules and regulations.

Existing Agreement is defined in the Recitals of this Agreement.

Facility means the revolving credit facility and L/C Subfacility made available to Borrower under this Agreement.

Federal Funds Rate means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day, as published by the Federal

Reserve Bank of New York on the next Business Day, or, if those rates are not published for any day, the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by

Agent.

Financial Hedge means a transaction between Borrower and any Lender or an Affiliate of any

Lender (or another Person reasonably acceptable to Agent), which is intended to reduce or eliminate the risk of fluctuations in one or more interest rates, foreign currencies, commodity prices, equity prices, or other financial measures, whether or not such transaction is governed by or subject to any master agreement, and which is legal and enforceable under applicable Law.

Financial Statements of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP, and (b) other than as stated in Section 1.3, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable.

Forest Service Permit Agreements means (a) that certain Multiparty Agreement regarding Forest

Service Term Special Use Permit No. 4056-01; (b) that certain Multiparty Agreement regarding Forest

Service Special Use Permit Nos. 4149-01 and 4149-02; (c) any similar agreement or instrument relating to any Forest Service Permit and authorized or contemplated by the provisions of the documents executed in connection with the issuance of the Vail Bonds; and (d) all renewals, extensions and restatements of, and amendments and supplements to, any of the foregoing.

Forest Service Permits means (a) Ski Area Term Special Use Permit Holder No. 4056/01 issued by the Service to Borrower for the Vail ski area on November 23, 1993, and expiring on October 31, 2031;

(b) Term Special Use Permit No. Holder 4065/03 issued by the Service to Borrower's wholly-owned subsidiary, Beaver Creek Associates, Inc., for the Beaver Creek ski area on November 10, 1999, and expiring on December 31, 2038; (c) Term Special Use Permit Holder No. 5289-01 for Keystone ski area issued by the Service to Ralston Resorts, Inc., now known as Vail Summit Resorts, on December 31, 1996, and expiring on December 31, 2032; (d) Term Special Use Permit Holder No. 5289-04 for Breckenridge ski area issued by the Service to Ralston Resorts, Inc., now known as Vail Summit Resorts, on December 31, 1996, and expiring on December 31, 2029; and (e) any replacements of any of the foregoing.

Funded Debt means the following, calculated on a consolidated basis for the Restricted Companies and SSI (to the extent of Borrower's membership interests in SSI) in accordance with GAAP: (a) all obligations for borrowed money (whether as a direct obligation on a promissory note, bond, zero coupon bond,

debenture or other similar instrument, or as an unfulfilled reimbursement obligation on a drawn letter of credit or similar instrument, or otherwise), plus (but without duplication) (b) all Capital Lease obligations (other than the interest component of such obligations) of SSI or any Restricted Company.

Funding Loss means any loss or expense that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever, other than a default by Agent or the Lender claiming such loss or expense) to take any Loan that it has requested under this Agreement, or (b) Borrower pays any LIBOR

Loan or converts any LIBOR Loan to a Base Rate Loan, in each case, before the last day of the applicable

Interest Period.

GAAP means generally accepted accounting principles of the Accounting Principles Board of the

American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

Guaranty means a guaranty substantially in the form of Exhibit B.

Hazardous Substance means any substance that is defined or classified as a hazardous waste,

hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law.

Intellectual Property means (a) common law, federal statutory, state statutory and foreign trademarks or service marks (including, without limitation, all registrations and pending applications and the goodwill of the business symbolized by or conducted in connection with any such trademark or service mark),

trademark or service mark licenses and all proceeds of trademarks or service marks (including, without limitation, license royalties and proceeds from infringement suits), (b) U.S. and foreign patents (including,

without limitation, all pending applications, continuations, continuations-in-part, divisions, reissues, substitutions and extensions of existing patents or applications), patent licenses and all proceeds of patents (including,

without limitation, license royalties and proceeds from infringement suits), (c) copyrights (including, without limitation, all registrations and pending applications), copyright licenses and all proceeds of copyrights

(including, without limitation, license royalties and proceeds from infringement suits), and (d) trade secrets,

but does not include (i) any licenses (including, without limitation, liquor licenses) or any permits (including,

without limitation, sales tax permits) issued by a Tribunal and in which (y) the licensee's or permittee's interest is defeasible by such Tribunal and (z) the licensee or permittee has no right beyond the terms,

conditions and periods of the license or permit, or (ii) trade names or "dba"s to the extent they do not constitute trademarks or service marks.

Interest Period is determined in accordance with Section 3.9.

ISP 98 means the "International Standby Practices 1998" published by the Institute of International

Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

Laws means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs,

injunctions, decrees and judgments.

L/C means (a) each of the Bond L/Cs and each existing letter of credit issued by Agent for the account of any of the Companies and described on Part A of Schedule 2.3, and (b) each other letter of credit

(in such form as shall be customary in respect of obligations of a similar nature and as shall be reasonably requested by Borrower) issued by Agent under this Agreement and an L/C Agreement.

L/C Agreement means a letter of credit application and agreement (in form and substance satisfactory to Agent in its reasonable discretion) submitted by Borrower to Agent for an L/C for the account of any Company.

L/C Exposure means, without duplication, the sum of (a) the aggregate face amount of all undrawn and uncancelled L/Cs, plus (b) the aggregate unpaid reimbursement obligations of Borrower under drawings,

drafts or other forms of demand honored under any L/C.

L/C Request means a request substantially in the form of Exhibit F.

L/C Subfacility means a subfacility for the issuance of L/Cs, as described in Section 2.3.

Lenders means each of the lenders named on the attached Schedule 1 or on the most recently amended Schedule 1, if any, delivered by Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

LIBOR means, with respect to any LIBOR Loan for any Interest Period therefor

(a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average

British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest

Period, or

(b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest

Period, or

(c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of

America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest

Period.

LIBOR Loan means a Loan bearing interest at the sum of LIBOR plus the Applicable Margin.

Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

Litigation means any action by or before any Tribunal.

Loan means any amount disbursed by any Lender to Borrower or on behalf of any Company under the Loan Papers, either as an original disbursement of funds, the continuation of an amount outstanding, or payment under an L/C.

Loan Date is defined in Section 2.2(a).

Loan Papers means (a) this Agreement and the Notes, (b) each Guaranty, (c) all L/Cs and L/C

Agreements, (d) the Security Documents, (e) any Financial Hedge between Borrower and any Lender or an

Affiliate of any Lender, (f) the Post-Closing Agreement, and (g) all renewals, extensions and restatements of, and amendments and supplements to, any of the foregoing.

Loan Request means a request substantially in the form of Exhibit C.

Material Adverse Event means any (a) material impairment of the ability of the Restricted

Companies as a whole to perform their payment or other material obligations under the Loan Papers or material impairment of the ability of Agent or any Lender to enforce any of the material obligations of the

Restricted Companies as a whole under the Loan Papers, or (b) material and adverse effect on the financial condition of the Restricted Companies as a whole.

Material Agreement means, for any Person, any agreement (excluding purchase orders for material,

services or inventory in the ordinary course of business) to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon

30 or fewer days' notice without liability for further payment, other than nominal penalty, and that requires that Person to pay more than $2,000,000 during any 12-month period.

Maximum Amount and Maximum Rate respectively mean, for a Lender, the maximum non-

usurious amount and the maximum non-usurious rate of interest that, under applicable Law, such Lender is permitted to contract for, charge, take, reserve or receive on the Obligation held by such Lender.

Moody's means Moody's Investors Service, Inc.

Multiemployer Plan means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of

ERISA or Section 414(f) of the Code to which any Company (or any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

Net Income means, for any period, for the Companies on a consolidated basis, the net income of the

Companies from continuing operations after extraordinary items (excluding gains or losses from the disposition of assets) for that period determined in accordance with GAAP.

Net Proceeds means (a) with respect to any sale, lease, transfer or other disposition of any asset by any Person, the aggregate amount of cash and non-cash proceeds from such transaction received by, or paid to or for the account of, such Person, net of customary and reasonable out-of-pocket costs, fees, and expenses (other than costs, fees, and expenses paid to an Affiliate of such Person), and (b) with respect to the issuance of equity securities, debt securities, Subordinated Debt, or similar instruments, or the incurrence of Debt, the cash and non-cash proceeds received from such issuance or incurrence, net of attorneys' fees,

investment banking fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with such issuance (other than fees, discounts, commissions, and expenses paid to an Affiliate of such Person). Non-cash proceeds include any proceeds received by way of deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable, or otherwise, but only as and when received.

Non-Cash Operating Charges means depreciation expense, amortization expense, and any other non-cash charges determined in accordance with GAAP.

Note means a promissory note executed under this Agreement, in each case substantially in the form of Exhibit A, as amended, supplemented or restated.

Obligation means all present and future indebtedness and obligations, and all renewals, increases and extensions thereof, or any part thereof, now or hereafter owed to Agent and Lenders (and, with regard to any

Financial Hedge, to an Affiliate of any Lender) by the Companies under the Loan Papers, together with all interest accruing thereon, fees, costs and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers or in connection with the protection of Rights under the Loan Papers.

Original Agreement is defined in the Recitals to this Agreement.

Participant is defined in Section 14.12(b).

PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established under

ERISA.

Permitted Debt means:

(a) the Obligation;

(b) Debt which is listed on Part B of Schedule 2.3;

(c) Debt arising from endorsing negotiable instruments for collection in the ordinary course of business;

(d) Subordinated Debt (and guarantees by Restricted Companies of Subordinated Debt of other Restricted Companies, if such guarantees are subordinated to the payment and collection of the Obligation on the same terms as such Subordinated Debt or otherwise upon terms satisfactory to Agent);

(e) in addition to the foregoing, (i) Debt of Unrestricted Subsidiaries which is nonrecourse to the Restricted Companies and their assets, (ii) fees and other amounts payable under the

Forest Service Permits in the ordinary course of business, and (iii) inter-Company Debt between

Restricted Companies;

(f) up to $12,975,000 of Debt arising under the guaranty by Borrower of amounts owed by SSI under its Credit Agreement dated as of December 30, 1999, as amended, restated or supplemented from time to time (with any remaining Debt under such guaranty included in clause

(g) below); and

(g) in addition to the foregoing, up to $100,000,000 of additional Debt of the Companies in the aggregate at any point in time.

Permitted Liens means:

(a) Liens created by the Security Documents or other Liens securing the Obligation;

(b) Liens created by, or pursuant to, the Forest Service Permit Agreements for the benefit of the holders of the Vail Bonds and Liens on the amounts in the Bond Fund established and maintained in accordance with the provisions of the documents executed in connection with the issuance of the Vail Bonds (and Liens created on all or any portion of the same assets in connection with any refinancing of such bonds);

(c) Liens on the amounts in the Bond Fund, Redemption Fund and Rebate Fund established and maintained in accordance with the provisions of the documents executed in connection with the issuance of the Summit Bonds (and Liens created on all or any portion of the same assets in connection with any refinancing of such bonds);

(d) Liens on assets of Unrestricted Subsidiaries securing Debt which is non-recourse to the Restricted Companies and their assets;

(e) purchase money liens which encumber only the assets acquired;

(f) pledges or deposits made to secure payment of workers' compensation,

unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs;

(g) good-faith pledges or deposits made to secure performance of bids, tenders,

contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, surety or appeal bonds or indemnity, performance or other similar bonds in the ordinary course of business;

(h) encumbrances and restrictions on the use of real property which do not materially impair the use thereof;

(i) the following, if either (1) no amounts are due and payable and no Lien has been filed or agreed to, or (2) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full

(subject to the customary deductible) by insurance: (i) Liens for Taxes; (ii) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits; (iii) Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens); and

(iv) adverse judgments on appeal;

(j) any interest or title of a lessor or licensor in assets being leased or licensed to a

Company;

(k) licenses, leases or subleases granted to third Persons which do not interfere in any material respect with the business conducted by the Companies;

(l) any Lien on any asset of any entity that becomes a Subsidiary of VRI, which Lien exists at the time such entity becomes a Subsidiary of VRI and is not created in contemplation thereof;

(m) in respect of Water Rights, the provisions of the instruments evidencing such Water

Rights and any matter affecting such Water Rights which does not affect the Companies' rights to sufficient quantity and quality of water to conduct business as in effect on the date hereof or any expansion planned as of the date hereof (including, without limitation, any Lien of the Colorado Water

Conservation Board, or its successors and assigns, on stock owned by any Company in a Colorado ditch and reservoir company formed in accordance with the Colorado Corporation Code, as amended);

(n) in respect of the Forest Service Permits, the provisions of the instruments evidencing such permits and all rights of the U.S. and its agencies with respect thereto or with respect to the land affected thereby; and

(o) Liens on cash accounts not to exceed $250,000 in the aggregate at the FirstBank of

Vail established in connection with collateralizing a portion, if any, of certain second mortgage loans made by such bank, and guaranteed by Borrower, as part of the Vail Associates Home Mortgage

Program for Borrower's employees.

Person means any individual, partnership, entity or Tribunal.

Pledge Agreement means a pledge agreement substantially in the form of attached Exhibit "H".

Post-Closing Agreement means the Post-Closing Agreement dated the same date as this Agreement which is in a form reasonably acceptable to Borrower and Agent regarding the pledge of the capital stock of Grand Teton Lodge Company and the capital stock or equity interests of any Restricted Company which is not wholly-owned by another Restricted Company.

Potential Default means the occurrence of any event or existence of any circumstance that would,

upon notice or lapse of time or both, become a Default.

Prime Rate means the per annum rate of interest established from time to time by Agent as its prime rate. Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Principal Debt means, at any time, the unpaid principal balance of all Loans.

Pro Rata and Pro Rata Part means, when determined for any Lender, if no Default or Potential

Default exists, the proportion (stated as a percentage) that its Committed Sum bears to the Total Commitment,

or if a Default or Potential Default exists, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the aggregate Principal Debt owed to all Lenders.

Purchaser is defined in Section 14.12(c).

Quarterly Date means each January 31, April 30, July 31 and October 31.

Red Sky L/C means an irrevocable transferable L/C of up to $12,140,000 expiring

December 15, 2002, issued by Agent to U.S. Bank National Association and any successor thereto as Trustee under the Trust Indenture dated as of June 1, 2001 with Holland Creek Metropolitan District, pursuant to which $12,000,000 in aggregate principal amount of the Holland Creek Metropolitan District, Eagle County,

Colorado, Variable Rate Revenue Bonds, Series 2001, are being issued and delivered by Holland Creek

Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado under the terms of which such Trustee will be entitled to draw, with respect to such Bonds, up to (a) an amount sufficient to pay (i) the principal of such Bonds when due, or (ii) the portion of the purchase price of such

Bonds tendered or deemed tendered for purchase in accordance with such Indenture and not subsequently remarketed corresponding to the principal amount of such Bonds, plus (b) an amount equal to approximately

35 days of accrued interest on such Bonds (at up to 12% per annum), to pay (i) interest on such Bonds when due, or (ii) the portion of the purchase price of such Bonds tendered or deemed tendered for purchase in accordance with such indenture and not subsequently remarketed corresponding to accrued interest.

Representatives means representatives, officers, directors, employees, attorneys and agents.

Required Capital Expenditures means $30,000,000.

Required Lenders means Lenders holding more than (a) 50% of the Total Commitment, if no

Default or Potential Default exists, or (b) 50% of the outstanding Principal Debt, if a Default or Potential

Default exists.

Reserve Requirement means, with respect to any LIBOR Loan for the relevant Interest Period, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve

System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which

LIBOR is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR

Loans. LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve

Requirement.

Resort EBITDA means the total of EBITDA, plus insurance proceeds (up to a maximum of

$10,000,000 in the aggregate in any fiscal year) received by the Restricted Companies under policies of business interruption insurance (or under policies of insurance which cover losses or claims of the same character or type), minus EBITDA related to real estate activities and minus any portion of EBITDA attributable to Unrestricted Subsidiaries other than SSI (to the extent of Borrower's membership interests in SSI).

Responsible Officer means the chairman, president, chief executive officer or chief financial officer of Borrower.

Restricted Company means VRI, VHI, Borrower and all of VRI's other direct and indirect

Subsidiaries (other than Unrestricted Subsidiaries).

Restricted Subsidiary means VHI, Borrower and all of VRI's other direct and indirect Subsidiaries

(other than Unrestricted Subsidiaries).

Rights means rights, remedies, powers, privileges and benefits.

S&P means Standard & Poor's Ratings Group (a division of The McGraw Hill Companies, Inc.).

Security Documents means, collectively, a Pledge Agreement, any security agreement, mortgage,

deed of trust or other agreement or document, together with all related financing statements and stock powers, in form and substance reasonably satisfactory to Agent and its legal counsel, executed and delivered by any Person in connection with this Agreement to create a Lien in favor of Lenders on any of its real or personal property, as amended, supplemented or restated.

Senior Debt means Funded Debt other than Subordinated Debt.

Senior Subordinated Debt Indenture means the Indenture dated as of May 11, 1999, between VRI,

as Issuer, United States Trust Company of New York, as Trustee, and certain of VRI's Subsidiaries, as guarantors, as supplemented from time to time.

Service means the U.S. Department of Agriculture Forest Service or any successor agency.

Shareholders' Equity means, as of any date of determination for the Restricted Companies on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

Smith Creek L/Cs means the $21,110,356 irrevocable transferable L/C and the $19,625,206 irrevocable transferable L/C, each expiring October 15, 2002, and issued by Agent to Colorado National Bank and any successor thereto as Trustee under the 1995 Trust Indenture with Smith Creek Metropolitan District as Issuer, as supplemented by the 1997 First Supplemental Trust Indenture, relating to the Smith Creek

Metropolitan District, Eagle County, Colorado, Variable Rate Revenue Bonds, Series 1995 (in the amount of $26,000,000) and Series 1997 (in the amount of $18,500,000), under the terms of which such Trustee will be entitled to draw, with respect to the applicable series of Bonds, up to (a) an amount sufficient to pay (i)

the principal of the "Outstanding Bonds" (as defined in such Indenture) when due, or (ii) the portion of the purchase price of Outstanding Bonds tendered or deemed tendered for purchase in accordance with such

Indenture and not subsequently remarketed corresponding to the principal amount of such Bonds, plus (b)

an amount equal to approximately 185 days of accrued interest on the Outstanding Bonds (at 12% per annum or such higher rate as such Trustee may designate in accordance with such Indenture), to pay (i) interest on the Outstanding Bonds when due, or (ii) the portion of the purchase price of Outstanding Bonds tendered or deemed tendered for purchase in accordance with such Indenture and not subsequently remarketed corresponding to accrued interest.

Solvent means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

SSI means SSI Venture LLC, a Colorado limited liability company doing business as Specialty Sports

Venture and an Unrestricted Subsidiary of Borrower.

Subordinated Debt means any unsecured indebtedness for borrowed money for which a Company is directly and primarily obligated that (a) does not have any stated maturity before the latest maturity of any part of the Obligation, (b) has terms that are no more restrictive upon the Company than the terms of the

Loan Papers, and (c) is subordinated, upon terms satisfactory to Agent, to the payment and collection of the

Obligation; and, in any event, "Subordinated Debt" includes notes, guarantees and all other obligations now or hereafter arising under or pursuant to the Senior Subordinated Debt Indenture (or any other indenture that contains the same material terms as the Senior Subordinated Debt Indenture).

Subsidiary means with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

Summit Bonds means (a) the Summit County, Colorado, Sports Facilities Refunding Revenue Bonds

(Keystone Resorts Management, Inc. Project) Series 1990, in the original principal amount of $20,360,000

(of which, approximately $19,000,000 is outstanding on the date hereof), (b) the Summit County, Colorado,

Sports Facilities Refunding Revenue Bonds (Keystone Resorts Management, Inc. Project) Series 1991, in

the original principal amount of $3,000,000 (all of which remains outstanding on the date hereof), and

(c) refinancings of any of the foregoing.

Total Assets means, as of any date of determination for the Restricted Companies on a consolidated basis, all assets of the Restricted Companies (as determined in accordance with GAAP).

Tarnes L/C means an irrevocable transferable L/C of up to $8,250,000 expiring December 15, 2002,

to be issued by Agent to U.S. Bank National Association and any successor thereto as Trustee under the

1999 Trust Indenture with Eagle County, Colorado, as Issuer, relating to approximately $8,000,000 of Eagle

County, Colorado, Taxable Housing Facilities Revenue Bonds (The Tarnes at BC, LLC Project), Series

1999A, under the terms of which such Trustee will be entitled to draw up to (a) an amount sufficient to pay

(i) the principal of such Bonds when due, or (ii) the portion of the purchase price of such Bonds tendered or deemed tendered for purchase in accordance with such Indenture and not subsequently remarketed corresponding to the principal amount of such Bonds, plus (b) an amount equal to approximately 35 days of accrued interest on such Bonds (at up to 15% per annum), to pay (i) interest on such Bonds when due, or

(ii) the portion of the purchase price of such Bonds tendered or deemed tendered for purchase in accordance with such Indenture and not subsequently remarketed corresponding to accrued interest.

Taxes means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises or assets.

Tenderfoot Housing L/C means an irrevocable transferable L/C of up to $5,783,125 expiring

December 15, 2002, issued by Agent to U.S. Bank National Association and any successor thereto as Trustee under the Trust Indenture dated as of June 1, 2001 with Tenderfoot Seasonal Housing, LLC, pursuant to which $5,700,000 in aggregate principal amount of the Tenderfoot Seasonal Housing, LLC Taxable Housing

Facilities Notes (Tenderfoot Seasonal Housing, LLC Project), Series 200A, are being issued and delivered by Tenderfoot Seasonal Housing, LLC, a Colorado limited liability company, under the terms of which such

Trustee will be entitled to draw, with respect to such Notes, up to (a) an amount sufficient to pay (i) the principal of such Notes when due, or (ii) the portion of the purchase price of such Notes tendered or deemed tendered for purchase in accordance with such Indenture corresponding to the principal amount of such

Notes, plus (b) an amount not to exceed $83,125 of accrued interest on such Notes, to pay (i) interest on such

Notes when due, or (ii) the portion of the purchase price of such Notes tendered or deemed tendered for purchase which corresponds to the accrued interest on the principal amount of such Notes.

Termination Date means the earlier of (a) November 13, 2004, and (b) the effective date that

Lenders' commitments to lend under this Agreement are otherwise canceled or terminated.

Total Commitment means, at any time, the sum of all Committed Sums for all Lenders (as reduced or canceled under this Agreement) then in effect.

Tribunal means any (a) local, state, or federal judicial, executive, or legislative instrumentality,

(b) private arbitration board or panel, or (c) central bank.

Trustee means any Trustee designated as the beneficiary of a Bond L/C.

Type means any type of Loan determined with respect to the applicable interest option.

UCP means The Uniform Customs and Practice for Documentary Credits, 1993 Revision,

International Chamber of Commerce Publication No. 500 (or any revision thereof).

Unrestricted Subsidiary means any existing Subsidiary or newly-formed Subsidiary created by

Borrower pursuant to Section 8.11 (which may be a partnership, joint venture, corporation, limited liability company or other entity) (a) which does not own any Forest Service Permit or the stock of any Restricted

Company or any of the assets described on Schedule 2, (b) which has (and whose other partners, joint venturers, members or shareholders have) no Debt or other material obligation which is recourse to any

Restricted Company or to the assets of any Restricted Company (other than with respect to limited guarantees or other recourse agreements of the Restricted Companies which are permitted to be incurred under this Agreement under clauses (f) or (g) of the definition of "Permitted Debt"), and (c) which has been designated by Borrower as an Unrestricted Subsidiary by notice to Agent. Subject to Section 14.10(b)(v),

Agent shall execute documentation reasonably required to release any Restricted Subsidiary which is redesignated by Borrower as an Unrestricted Subsidiary from its Guaranty. As of the Closing Date the

Unrestricted Subsidiaries are Eagle Park Reservoir Company, SSI Venture LLC, Boulder/Beaver, LLC,

Colter Bay Corporation, Gros Ventre Utility Company, Jackson Lake Lodge Corporation, Jenny Lake Lodge,

Inc., Forest Ridge Holdings, Inc., Resort Technology Partners LLC, and RT Partners, Inc.

U.S. means the United States of America.

Vail Bonds means (a) the Eagle County, Colorado, Sports Facilities Revenue Refunding Bonds Series

1998, in the original principal amount of $41,200,000, and (b) refinancings of any of the foregoing.

Vail Summit Resorts means Vail Summit Resorts, Inc. (f/k/a "Ralston Resorts, Inc."), a Colorado

corporation and a wholly-owned Subsidiary of Borrower.

VHI means Vail Holdings, Inc., a Colorado corporation and the direct owner of Borrower.

VRI means Vail Resorts, Inc., a Delaware corporation and the indirect owner of Borrower.

Water Rights means all water rights and conditional water rights that are appurtenant to real property owned by the Companies or that have been used or are intended for use in connection with the conduct of the business of the Companies, including but not limited to (a) ditch, well, pipeline, spring and reservoir rights,

whether or not adjudicated or evidenced by any well or other permit, (b) all rights with respect to groundwater underlying any real property owned by the Companies, (c) any permit to construct any water well, water from

18 ::ODMA\PCDOCS\DOCS\409767\11

which is intended to be used in connection with such real property, and (d) all right, title and interest of the

Companies under any decreed or pending plan of augmentation or water exchange plan.

1.2 Number and Gender of Words. The singular number includes the plural where appropriate and vice versa, and words of any gender include each other gender where appropriate.

1.3 Accounting Principles. Under the Loan Papers and any documents delivered thereunder,

unless otherwise stated, (a) GAAP in effect from time to time determines all accounting and financial terms and compliance with financial covenants, (b) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (c)

while VRI has any consolidated Restricted Subsidiaries, all accounting and financial terms and compliance with financial covenants must be on a consolidating and consolidated basis, as applicable.

SECTION 2 COMMITMENT.

2.1 Credit Facility. Subject to the provisions in the Loan Papers, each Lender hereby severally and not jointly agrees to lend to Borrower its Pro Rata Part of one or more revolving Loans in an aggregate principal amount outstanding at any time up to such Lender's Committed Sum, which Borrower may borrow,

repay, and reborrow under this Agreement. Loans are subject to the following conditions:

(a) Each Loan must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

(b) Each Loan must be in an amount not less than (i) $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan), or (ii) $1,000,000 or a greater integral multiple of

$100,000 (if a LIBOR Loan); and

(c) When determined, (i) Commitment Usage may not exceed the Total Commitment,

and (ii) for any Lender, its Pro Rata Part of the Commitment Usage may not exceed such Lender's

Committed Sum.

2.2 Loan Procedure.

(a) Borrower may request a Loan by submitting to Agent a Loan Request, which is irrevocable and binding on Borrower. It must be received by Agent no later than 1:00 p.m. on the third Business Day preceding the date on which funds are requested (the "Loan Date") for any

LIBOR Loan or no later than 1:00 p.m. on the Business Day immediately preceding the Loan Date for any Base Rate Loan. Agent shall promptly notify each Lender of its receipt of any Loan Request and its contents.

(b) Each Lender shall remit its applicable Pro Rata Part of each requested Loan to

Agent's principal office in Dallas, Texas, in funds that are available for immediate use by Agent by

11:00 a.m. on the applicable Loan Date. Subject to receipt of such funds, Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower as directed in the Loan

Request.

(c) Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Pro Rata Part of the requested Loan available to Agent on the applicable Loan Date,

and Agent may, in reliance upon such assumption (but shall not be required to), make available to

Borrower a corresponding amount. If a Lender fails to make such Pro Rata Part of any requested

Loan available to Agent on the applicable Loan Date, Agent may recover the applicable amount on demand (i) from that Lender, together with interest at the Federal Funds Rate during the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from that Lender, or (ii), if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Loan during the period commencing on the Loan Date and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to fund any part of any Loan.

2.3 L/C Subfacility.

(a) Subject to the terms and conditions of this Agreement and applicable Law, Agent agrees, in reliance upon the agreements of the other Lenders set out in this Section 2.3, to issue L/Cs denominated in U.S. Dollars under the Facility upon Borrower's delivery of an L/C Request and an

L/C Agreement, each of which must be received by Agent no later than 1:00 p.m. on the third

Business Day preceding the date on which the requested L/C is to be issued; provided that,

Commitment Usage may not exceed the Total Commitment after giving effect to the issuance of such L/C. Each L/C (other than the Bond L/Cs) must expire no later than 13 months from its issuance; provided that any L/C (other than the Bond L/Cs) may, at Borrower's request, provide that it is self-extending upon its expiration date for successive periods of 6 to 12 months each (as selected by Borrower), unless Agent has given the beneficiary thereunder at least 30 days (but no more than 120 days) prior written notice to the contrary (provided, however, that such notice shall in no event be given by Agent unless (i) Agent is directed so to do by Borrower, (ii) a Default exists,

or (iii) such extension would extend the expiration date beyond the Termination Date). Amounts drawn under the Bond L/Cs are subject to reinstatement upon the terms set forth therein. In no event may any L/C have an expiration date later than the Termination Date.

(b) Immediately upon Agent's issuance of any L/C, Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation (to the extent of such Lender's Pro Rata Part) in the L/C and all applicable Rights of

Agent in the L/C (other than Rights to receive the fronting fees provided for in Section 4.3). Agent shall provide copies of L/Cs to Lenders upon request and shall distribute quarterly schedules of the outstanding L/Cs to each Lender.

(c) To induce Agent to issue and maintain L/Cs, and to induce Lenders to participate in issued L/Cs, Borrower agrees to pay or reimburse Agent (i) on or before the date when any draft,

draw or other form of demand is presented under any L/C, the amount paid or to be paid by Agent

(subject to a credit, in the case of a Bond L/C, for any portion of such reimbursement received by

Agent directly from the relevant Trustee for the account of Borrower under the relevant Indenture)

and (ii) promptly, upon demand, the amount of any additional fees Agent customarily charges for the application and issuance of an L/C, for amending L/C Agreements, for honoring drafts, draws or other forms of demands, and taking similar action in connection with letters of credit. If Borrower

(or, in the case of a drawing under a Bond L/C, the relevant Trustee) has not reimbursed Agent for any drafts or draws or other forms of demands paid or to be paid and Borrower has not requested a Loan to fund such reimbursement obligations within 24 hours following Agent's demand for reimbursement, Agent is irrevocably authorized to fund Borrower's reimbursement obligations as a

Loan under this Agreement (and the proceeds of the Loan shall be advanced directly to Agent to pay

Borrower's unpaid reimbursement obligations). If funds cannot be advanced because the Facility has been terminated under Section 12.1, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this Section 2.3(c) are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense (other than payment) that Borrower may have at any time against Agent or any other Person. Agent shall promptly distribute reimbursement payments received from Borrower to all Lenders according to their Pro Rata Part. From the date due to the date paid, unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate.

(d) Agent shall promptly notify Borrower of the date and amount of any draft, draw or other form of demand presented for honor under any L/C and the date and amount of any payment by Agent in connection therewith (but failure to give notice will not affect Borrower's obligations under this Agreement). Agent shall pay the requested amount upon presentment of a draft, draw or other form of demand, unless presentment on its face does not comply with the terms of the applicable L/C. When making payment, Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Agent is not liable for any of those obligations). Borrower's reimbursement obligations to Agent and Lenders, and each Lender's obligations to Agent, under this Section 2.3 are absolute and unconditional irrespective of, and Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient,

inaccurate, fraudulent or forged), (ii) any dispute by any Company with or any Company's claims,

setoffs, defenses (other than payment), counterclaims or other Rights against Agent, any Lender or any other Person, or (iii) the occurrence of any Potential Default or Default.

(e) If Borrower (or, in the case of a drawing under a Bond L/C, the relevant Trustee)

fails to reimburse Agent as provided in Section 2.3(c) within 24 hours after Agent's demand for reimbursement, and funds cannot be advanced under this Agreement to satisfy the reimbursement obligations, Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Pro Rata Part of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Agent in immediately available funds such Pro Rata Part of the unpaid reimbursement obligation. Funds are due and payable to Agent before the close of business on the Business Day when Agent gives notice to each Lender of Borrower's reimbursement failure

(if notice is received by such Lender before 2:00 p.m.) (in the time zone where such Lender's office listed on Schedule 1 is located) or on the next succeeding Business Day (if received after 2:00 p.m.).

All amounts payable by any Lender accrue interest at the Federal Funds Rate from the day the applicable draft, draw or other form of demand is paid by Agent to (but not including) the date the amount is paid by the Lender to Agent.

(f) Borrower acknowledges that each L/C is deemed issued upon delivery to the beneficiary or Borrower. If Borrower requests any L/C be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels that L/C, Borrower agrees to return it to Agent together with Borrower's written certification that it has never been delivered to the beneficiary. If any L/C is delivered to the beneficiary under Borrower's instructions, Borrower's cancellation is ineffective without Agent's receipt of the beneficiary's written consent and the L/C. Borrower shall indemnify Agent for all losses, costs, damages, expenses and reasonable attorneys'

fees suffered or incurred by Agent resulting from any dispute concerning Borrower's cancellation of any L/C.

(g) Agent agrees with each Lender that it will exercise and give the same care and attention to each L/C as it gives to its other letters of credit. Each Lender and Borrower agree that,

in paying any draft, draw or other form of demand under any L/C, Agent has no responsibility to obtain any document (other than any documents expressly required by the respective L/C) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy or genuineness or the authority of any Person delivering it. Neither Agent nor its Representatives will be liable to any Lender or any Company for any L/C's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay or omission taken or suffered by Agent or any of its Representatives in connection with any L/C, applicable draws, drafts, other forms of demand or documents, or the transmission, dispatch or delivery of any related message or advice, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the UCP or ISP 98,

as applicable, is binding upon the Companies and Lenders and does not place Agent or any of its

Representatives under any resulting liability to any Company or any Lender. Agent and its

Representatives are not liable to any Company or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Agent or its

Representative in connection with any L/C.

(h) On the Termination Date, or during the continuance of any Default under

Section 11.3, or upon any demand by Agent during the continuance of any other Default, Borrower shall provide to Agent, for the benefit of Lenders, cash collateral in an amount equal to the thenexisting

L/C Exposure. Any cash collateral provided by Borrower to Agent hereunder shall be deposited by Agent in an interest-bearing cash collateral account maintained with Agent at the office of Agent and invested in obligations issued or guaranteed by the U.S. and, upon cure of any Default or upon the surrender of any L/C, Agent shall deliver the appropriate funds (together with interest earned with respect thereto) on deposit in such collateral account to Borrower.

(i) Borrower shall protect, indemnify, pay and save Agent, each Lender and their respective Representatives harmless from and against any and all claims, demands,

liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys'

fees) which any of them may incur or be subject to as a consequence of the issuance of any

L/C, any dispute about it, or the failure of Agent to honor a draft, draw or other form of demand under any L/C, unless they arise as a result of Agent's failure to act in accordance with the procedures of the UCP or ISP 98, as applicable, (as modified by any L/C

Agreement or other writing between Borrower and Agent).

(j) Although referenced in any L/C, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each L/C are as provided in this Agreement, drafts and draws and other forms of demands under each L/C are part of the Obligation, and the terms of this

Agreement control any conflict between the terms of this Agreement and any L/C Agreement.

(k) Unless otherwise expressly agreed by Agent and Borrower when an L/C is issued

(i) the rules of ISP 98 shall apply to each standby L/C, and (ii) the rules of the UCP shall apply to each commercial L/C.

SECTION 3 TERMS OF PAYMENT.

3.1 Notes and Payments.

(a) The Principal Debt shall be evidenced by Notes, payable to each Lender in the stated

principal amount of its Committed Sum.

(b) Borrower must make each payment on the Obligation to Agent's principal office in

Dallas, Texas, in funds that will be available for immediate use by Agent by 12:00 noon on the day due; otherwise, but subject to Section 3.8, those funds continue to accrue interest as if they were received on the next Business Day. Agent shall pay to each Lender any payment to which that

Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment before 12:00 noon, and otherwise before 12:00 noon on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

3.2 Interest and Principal Payments; Voluntary Commitment Reductions.

(a) Accrued interest on each LIBOR Loan is due and payable on the last day of its

Interest Period. If any Interest Period with respect to a LIBOR Loan is a period greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Accrued interest on each Base Rate Loan is due and payable on each Quarterly Date and on the Termination Date.

(b) The Principal Debt is due and payable on the Termination Date.

(c) If the Commitment Usage ever exceeds the Total Commitment, Borrower shall pay

Principal Debt in at least the amount of that excess, together with (i) all accrued and unpaid interest on the principal amount so paid and (ii) any resulting Funding Loss.

(d) Borrower may voluntarily reduce or prepay the Facility as follows:

(i) Without premium or penalty and upon giving at least two Business Days prior written and irrevocable notice to Agent, Borrower may terminate all or reduce part of the unused portion of the Total Commitment. Each partial reduction (unless the remaining portion of such commitment is less) must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000, and shall be Pro Rata among all Lenders. Once terminated or reduced, such commitments may not be reinstated or increased.

(ii) Borrower may voluntarily prepay all or any part of the Principal Debt at any time without premium or penalty, subject to the following conditions:

(A) Agent must receive Borrower's written payment notice (which shall specify (1) the payment date, and (2) the Type and amount of the Loan(s) to be paid; such notice shall constitute an irrevocable and binding obligation of Borrower to make a payment on the designated date) by 1:00 p.m. on (x) the third Business

Day preceding the date of payment of a LIBOR Loan and (y) the date of payment of a Base Rate Loan;

(B) each partial payment must be in a minimum amount of at least

$500,000 if a Base Rate Loan or $1,000,000 if a LIBOR Loan or, in either case, a greater integral multiple of $100,000;

(C) all accrued interest on the principal amount so to be prepaid must also be paid in full on the date of payment; and

(D) Borrower shall pay any related Funding Loss upon demand.

3.3 Interest Options. Except where specifically otherwise provided, Loans bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin or LIBOR plus the

Applicable Margin for the Interest Period, if any, selected by Borrower (in each case as designated or deemed designated by Borrower), as the case may be, and (b) the Maximum Rate. Each change in the Base

Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

3.4 Quotation of Rates. A Responsible Officer of Borrower may call Agent before delivering a Loan Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind

Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Loan Request or on the Loan Date.

3.5 Default Rate. If permitted by Law, all past-due Principal Debt, Borrower's past-due payment and reimbursement obligations in connection with L/Cs, and past-due interest accruing on any of the foregoing bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

3.6 Interest Recapture. If the designated interest rate applicable to any Loan exceeds the

Maximum Rate, the interest rate on that Loan is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

3.7 Interest Calculations.

(a) Interest will be calculated on the basis of actual number of days elapsed (including the first day, but excluding the last day), but computed as if each calendar year consisted of 360 days for LIBOR Loans (unless the calculation would result in an interest rate greater than the Maximum

Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, for Base Rate Loans. All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

(b) The provisions of this Agreement relating to calculation of the Base Rate and

LIBOR are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Loan as it selects.

3.8 Maximum Rate. Regardless of any provision contained in any Loan Paper or any document related thereto, no Lender is entitled to contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial payment of principal and any remaining excess shall be refunded to

Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Loans as but a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this Agreement for multiple

Loans is for convenience only), (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary payments and their effects, and (d) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Obligation. However,

if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount).

3.9 Interest Periods. When Borrower requests any LIBOR Loan, Borrower may elect the applicable interest period (each an "Interest Period"), which may be, at Borrower's option, one, two, three or six months, subject to the following conditions: (a) the initial LIBOR Interest Period commences on the applicable Loan Date or conversion date, and each subsequent LIBOR Interest Period commences on the day when the next preceding applicable Interest Period expires; (b) if any LIBOR Interest Period begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest

Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) no LIBOR

Interest Period for any portion of Principal Debt may extend beyond the scheduled payment date for that portion of Principal Debt; and (d) no more than 20 LIBOR Interest Periods may be in effect at one time.

3.10 Conversions. Subject to the dollar limits and denominations of Section 2.1 and the limitations on LIBOR Interest Periods of Section 3.9, Borrower may (a) convert all or part of a LIBOR Loan on the last day of the applicable Interest Period to a Base Rate Loan, (b) convert all or part of a Base Rate Loan at any time to a LIBOR Loan, and (c) elect a new Interest Period for all or part of a LIBOR Loan, in each case by delivering a Conversion Request to Agent no later than 1:00 p.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR

Loan or election of a new Interest Period), and no later than 1:00 p.m. one Business Day before the last day of the Interest Period (for conversion to a Base Rate Loan). Absent Borrower's notice of conversion or election of a new Interest Period, a LIBOR Loan shall be converted to a Base Rate Loan when the applicable

Interest Period expires.

3.11 Order of Application. If no Default or Potential Default exists, any payment shall be applied to the Obligation in the order and manner as Borrower directs. If a Default or Potential Default exists or if

Borrower fails to give direction, any other payment (including proceeds from the exercise of any Rights hereunder) shall be applied in the following order (a) to all fees, expenses and Funding Losses for which

Agent or Lenders have not been paid or reimbursed in accordance with the Loan Papers (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date), (b) to accrued interest on the Principal Debt, and (c) ratably to the remainder of the Obligation.

3.12 Sharing of Payments, Etc.. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 3.12 may, to the fullest extent permitted by Law,

exercise all of its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

3.13 Booking Loans. To the extent permitted by Law, any Lender may make, carry or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However,

no Affiliate is entitled to receive any greater payment under Section 3.15 than the transferor Lender would have been entitled to receive with respect to those Loans.

3.14 Basis Unavailable or Inadequate for LIBOR. If, on or before any date when LIBOR is to be determined for a Loan, Agent or any Lender determines (and Required Lenders agree with that determination) that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making or converting Loans at that rate for the applicable

Interest Period, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Loan shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this Agreement to make, or to convert to, LIBOR Loans are suspended.

3.15 Additional Costs.

(a) With respect to any LIBOR Loan, (i) if any present or future Law imposes, modifies,

or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results

in) any Reserve Requirement, and if (ii) those reserves reduce any sums receivable by that Lender under this Agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Loan, then (iii) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and

(iv) Borrower shall promptly pay that amount to that Lender upon demand. This paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement. This paragraph may be invoked by a Lender only if such Lender is generally invoking similar provisions against other Persons to which such Lender lends funds pursuant to facilities similar to the Facility.

(b) With respect to any Loan or L/C, if any present or future Law regarding capital adequacy or compliance by Agent (as issuer of L/Cs) or any Lender with any request, directive or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy)

by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this

Agreement) Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Agent or that Lender upon demand. This paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement. This paragraph may be invoked by a Lender only if such Lender is generally invoking similar provisions against other Persons to which such Lender lends funds pursuant to facilities similar to the Facility.

(c) Any Taxes payable by Agent or any Lender or ruled (by a Tribunal) payable by

Agent or any Lender in respect of any Loan Paper or any document related thereto shall, if permitted by Law, be paid by Borrower, together with interest and penalties, if any (other than for Taxes imposed on or measured by the overall net income of Agent or that Lender and interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender). Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall promptly pay that amount to

Agent for its account or the account of that Lender, as the case may be. If Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

3.16 Change in Laws. If any Law makes it unlawful for any Lender to make or maintain LIBOR

Loans, then that Lender shall promptly notify Borrower and Agent, and (a) as to undisbursed funds, that requested Loan shall be made as a Base Rate Loan, and (b), as to any outstanding Loan, (i) if maintaining the Loan until the last day of the applicable Interest Period is unlawful, the Loan shall be converted to a Base

Rate Loan as of the date of notice, and Borrower shall pay any related Funding Loss, or (ii) if not prohibited by Law, the Loan shall be converted to a Base Rate Loan as of the last day of the applicable Interest Period,

or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly pay the Loan, without penalty, together with any related Funding Loss. Concurrently with any payment contemplated by clause (iii)

of the immediately preceding sentence, Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related

LIBOR Loans of the other Lenders) and such Lender shall fund such Base Rate Loan.

3.17 Funding Loss. Borrower agrees to indemnify each Lender against, and pay to it upon demand, any Funding Loss of that Lender. When any Lender demands that Borrower pay any Funding

Loss, that Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

3.18 Foreign Lenders. Each Lender that is organized under the Laws of any jurisdiction other than the U.S. or any State thereof (a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Agent and Borrower two duly completed copies of U.S. Internal Revenue Service

Form W-8BEN or Form W-8ECI (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Papers), or any other successor tax form acceptable to Agent and Borrower, and (b) covenants to (i) provide Agent and Borrower a new tax form upon the expiration, inaccuracy or obsolescence of any previously delivered form according to, and to the extent permitted by, Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers U.S. federal income tax at the full rate applicable under the Code. In addition,

Borrower shall not be required to make any payments contemplated by Section 3.15(c) to the extent that such payments would not have been payable if such Lender had furnished the appropriate form (properly and accurately completed in all respects) which it was otherwise required to furnish in accordance with this

Section 3.18.

3.19 Affected Lender's Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition which would entitle it to exercise any rights under Sections 3.15 or 3.16, it shall use commercially reasonable efforts to make, fund or maintain the affected Loans of such Lender through another lending office of such Lender if

(a) as a result thereof the additional moneys which would otherwise be required to be paid in respect of such

Loans of such Lender would be reduced or the illegality or other adverse circumstances which would otherwise affect such Loans of such Lender would cease to exist or the increased cost which would otherwise be required to be paid in respect of such Loans would be reduced and (b) the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender.

3.20 Replacement Lender. In the event Borrower becomes obligated to pay any additional amounts to any Lender pursuant to Sections 3.15 or 3.16 as a result of any event or condition described in any of such Sections, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause of such obligation to pay such additional amounts,

Borrower may designate a substitute lender acceptable to Agent (such lender herein called a "Replacement

Lender") to purchase such Lender's rights and obligations with respect to its entire Pro Rata Part hereunder with respect to the Facility as a whole, without recourse to or warranty by, or expense to, such Lender in accordance with Section 14.12(c) for a purchase price equal to the outstanding principal amounts payable to such Lender with respect to such Pro Rata Part, plus any accrued and unpaid interest and accrued and unpaid fees and charges in respect of such Pro Rata Part and on other terms reasonably satisfactory to

Agent. Upon such purchase by the Replacement Lender and payment of all other amounts owing to the

Lender being replaced hereunder, such Lender shall no longer be a party hereto or have any rights or obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender with respect to such Pro Rata Part hereunder.

SECTION 4 FEES.

4.1 Treatment of Fees. The fees described in this Section 4 (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with Section 3.1(b), (d) are nonrefundable,

and (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default

Rate.

4.2 Fee Letter. Borrower shall pay the fees described in the letter agreements between

Borrower and Agent dated November 19, 1997, April 30, 1999 and August 29, 2001.

4.3 L/C Fees.

(a) L/C Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Part (i) a fee for each commercial L/C equal to 1/8 of 1% per annum times the actual daily maximum amount available to be drawn under each such L/C, and (ii) a fee for each standby L/C equal to the Applicable Margin for LIBOR Loans times the actual daily maximum amount available to be drawn under each such L/C. Such fee for each L/C shall be due and payable quarterly in arrears on each Quarterly Date, commencing with the first such date to occur after the issuance of such L/C, and on the expiration date of such L/C. If there is any change in the

Applicable Margin during any quarter, the actual daily amount of each standby L/C shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such

Applicable Margin was in effect.

(b) Fronting Fee and Documentary and Processing Charges Payable to Agent. The

Borrower shall pay directly to the Agent for its own account a fronting fee in an amount (i) with respect to each commercial L/C, equal to 1/8 of 1% of the amount of such L/C, due and payable upon the issuance thereof, and (ii) with respect to each standby L/C, equal to 1/8 of 1% per annum on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on each Quarterly Date, commencing with the first such date to occur after the issuance of such L/C,

and on the expiration date of such L/C. In addition, the Borrower shall pay directly to the Agent for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Agent relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(c) Calculation of L/C Fees. Each L/C (other than a fee payable upon the issuance of the L/C) shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

4.4 Commitment Fee. Borrower shall pay to Agent for the ratable account of Lenders a commitment fee, payable as it accrues on each Quarterly Date and on the Termination Date, equal to the

Applicable Percentage (per annum), of the amount by which the Total Commitment exceeds the average daily

Commitment Usage, in each case during the calendar quarter (or portion thereof) ending on such date,

calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last day) in a calendar year of 365 or 366 days, as the case may be.

SECTION 5 GUARANTY AND SECURITY.

5.1 Guaranty. Full and complete payment of the Obligation under the Loan Papers shall be guaranteed in accordance with a Guaranty executed by each Restricted Company (other than Borrower).

5.2 Collateral. Full and complete payment of the Obligation under the Loan Papers shall be secured by (collectively, the "Collateral") (a) all capital stock or other equity interests issued to a Restricted

Company by any Restricted Subsidiary organized under the laws of the United States (or any state thereof),

(b) 65% of all capital stock or other equity interests issued to a Restricted Company by any other Restricted

Subsidiary, and (c) a pledge by Borrower of its membership interests in SSI.

5.3 Additional Collateral and Guaranties. Agent may, without notice or demand and without affecting any Person's obligations under the Loan Papers, from time to time (a) receive and hold additional collateral from any Person for the payment of all or any part of the Obligation and exchange, enforce or release all or any part of that collateral (in accordance with Section 13.9(e)), and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and release any endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation,

or any other Person in any way obligated to pay all or any part of the Obligation (in accordance with Section

13.9(f)).

5.4 Additional Documents or Information. Each Company will execute, or cause to be executed,

financing statements, stock powers, or other writings in the form and content reasonably required by Agent.

Borrower shall pay all costs of (a) filing any financing, continuation, amendment or terminations statements,

or (b) other actions taken by Agent relating to the Collateral, including, without limitation, costs and expenses of any Lien search required by Agent.

SECTION 6 CONDITIONS PRECEDENT.

6.1 Initial Advance. Lenders will not be obligated to fund the initial Loan, and Agent will not be obligated to issue the initial L/C, unless Agent has received each of the items in (a) - (g) and the conditions in items (h) - (i) have been satisfied:

(a) the Promissory Notes;

(b) a Guaranty executed by each Restricted Company (other than Borrower) or, for any Restricted Company which has previously executed a Guaranty, at Agent's election, a consent or ratification by such Restricted Company of its existing Guaranty;

(c) a Pledge Agreement executed by the holder of the capital stock or other equity interests of each Restricted Company, other than those set out in the Post-Closing Agreement,

pledging that capital stock or those interests, and a Pledge Agreement (or a ratification agreement)

executed by Borrower in respect of its interest in SSI;

(d) an Officers' Certificate for each Restricted Company, relating to articles of incorporation or organization, bylaws, regulations, or agreements, resolutions, and incumbency;

(e) Certificates of Existence and Good Standing (Account Status) for each Restricted

Company from its state of organization and each other state where it does business, each dated after

September 15, 2001;

(f) Legal opinions of Martha Dugan Rehm, General Counsel of VRI, and Cahill Gordon

& Reindel, special New York counsel to Borrower;

(g) Borrower's audited consolidated and consolidating Financial Statements for 2001;

(h) Payment in full of all amounts then due Agent under Section 8.7 or the fee letters described in Section 4; and

(i) Since July 31, 2001, no change has occurred in the business, assets, liabilities,

operations, conditions (financial or otherwise) or prospects of the Companies and no Litigation or other proceeding or investigation in respect of any Company has been initiated or threatened, which,

in either case, would constitute a Material Adverse Event.

6.2 Each Advance. Lenders will not be obligated to fund any Loan (including the initial Loans),

continue any LIBOR Loan (as opposed to continuing any Base Rate Loan), or convert any Base Rate Loan into a LIBOR Loan (as opposed to converting any LIBOR Loan into a Base Rate Loan), and Agent will not be obligated to issue (as opposed to extend) any L/C (including the initial L/Cs), unless on the applicable date

(and after giving effect to the requested Loan or L/C): (a) Agent shall have timely received a Loan Request or L/C Request (together with the applicable L/C Agreement), as the case may be; (b) Agent shall have received any applicable L/C fee; (c) all of the representations and warranties of the Companies in the Loan

Papers are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this Agreement); (d) no Material Adverse

Event, Default or Potential Default exists; and (e) the funding of the Loan or issuance of the L/C is permitted by Law. Upon Agent's reasonable request, Borrower shall deliver to Agent evidence substantiating any of the matters in the Loan Papers that are necessary to enable Borrower to qualify for the Loan or L/C. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Subject to the prior approval of Required

Lenders, Lenders may fund any Loan, and Agent may issue any L/C, without all conditions being satisfied,

but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each item in writing.

SECTION 7 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to

Agent and Lenders as follows:

7.1 Regulation U. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations T or U of the Board of Governors of the Federal Reserve System, as amended.

7.2 Corporate Existence, Good Standing, Authority and Compliance. Each Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized as identified on Schedule 7.2 (or any revised Schedule 7.2 delivered by Borrower to Lenders pursuant to Section 8.11, 9.10 or 9.11). Except where failure is not a Material Adverse Event, each

Restricted Company (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing as identified on Schedule 7.2 (or any such revised Schedule 7.2), and (b)

possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted.

7.3 Subsidiaries. VRI has no Subsidiaries, other than as disclosed on Schedule 7.2 (or on any revised Schedule 7.2 delivered by Borrower to Lenders pursuant to Section 8.11, 9.10 or 9.11). All of the outstanding shares of capital stock (or similar voting interests) of the Companies are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of the Companies other than VRI are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions,

claims or Rights of another Person, other than Permitted Liens, and are not subject to any warrant, option or other acquisition Right of any Person or subject to any transfer restriction, other than restrictions imposed by securities Laws and general corporate Laws.

7.4 Authorization and Contravention. The execution and delivery by each Company of each

Loan Paper or related document to which it is a party and the performance by it of its obligations thereunder

(a) are within its organizational power, (b) have been duly authorized by all necessary action, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Agreement), (d) do not violate any provision of its organizational documents, (e) do not violate any provision of Law or any order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of any Company.

7.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Paper which is a contract will constitute a legal and binding obligation of each Company party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

7.6 Financial Statements; Fiscal Year. The Current Financials were prepared in accordance with

GAAP and, together with the notes thereto, present fairly, in all material respects, the consolidated financial

32 ::ODMA\PCDOCS\DOCS\409767\11

condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end adjustments). Except for transactions directly related to, or specifically contemplated by, the Loan Papers, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current

Financials. The fiscal year of each Company ends on July 31.

7.7 Litigation. Except as disclosed on Schedule 7.7 (or on any revised Schedule 7.7 delivered by Borrower to Lenders), (a) no Company (other than as a creditor or claimant) is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, is a Material Adverse Event, (b) no outstanding or unpaid judgments against any

Company exist, and (c) no Company is a party to, or bound by, any judicial or administrative order, judgment,

decree or consent decree relating to any past or present practice, omission, activity or undertaking which constitutes a Material Adverse Event.

7.8 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, other than returns for which the failure to file is not a Material

Adverse Event, and all Taxes shown as due and payable in such returns have been paid before delinquency,

other than Taxes for which the criteria for Permitted Liens (as specified in clause (i) of the definition of

"Permitted Liens") have been satisfied or for which nonpayment is not a Material Adverse Event.

7.9 Environmental Matters. Except as disclosed on Schedule 7.9 (or any revised Schedule 7.9 delivered by Borrower to Lenders) and except for conditions, circumstances or violations that are not,

individually or in the aggregate, a Material Adverse Event, no Company (a) knows of any environmental condition or circumstance adversely affecting any Company's properties or operations, (b) has, to its knowledge, received any written report of any Company's violation of any Environmental Law, or (c) knows that any Company is under any obligation imposed by a Tribunal to remedy any violation of any Environmental

Law. Except as disclosed on Schedule 7.9 (or any such revised Schedule 7.9), each Company believes that its properties and operations do not violate any Environmental Law, other than violations that are not,

individually or in the aggregate, a Material Adverse Event. No facility of any Company is used for, or to the knowledge of any Company has been used for, treatment or disposal of any Hazardous Substance or storage of Hazardous Substances, other than in material compliance with applicable Environmental Laws.

7.10 Employee Plans. Except where occurrence or existence is not a Material Adverse Event,

(a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in section 302 of

ERISA or section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid),

(c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no

Company has engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and (e) no "reportable event" (as defined in section 4043 of ERISA) has occurred with respect to an Employee Plan, excluding events for which the notice requirement is waived under applicable

PBGC regulations.

7.11 Properties and Liens.

(a) Each Company has good and marketable title to all its material property reflected on the Current Financials (other than for property that is obsolete or that has been disposed of in the ordinary course of business or, as otherwise permitted by Section 9.10 or Section 9.11).

(b) Except for Permitted Liens, no Lien exists on any property of any Company

(including, without limitation, the Forest Service Permits and the Water Rights), and the execution,

delivery, performance or observance of the Loan Papers will not require or result in the creation of any Lien on any Company's property.

(c) As of the date hereof, the Forest Service Permits constitute all of the material licenses, permits or leases from the U.S. held by the Companies for use in connection with their respective skiing businesses.

(d) Each of the Water Rights is, to the knowledge of the Companies, in full force and effect and, to the knowledge of the Companies, there is no material default or existing condition which with the giving of notice or the passage of time or both would cause a material default under any Water Right that is material to the operation of the Companies. Subject to the available supply and to the terms and conditions of the applicable decrees, the Companies' Water Rights provide a dependable, legal and physical snowmaking, irrigation and domestic water supply for the operation of the Companies' businesses.

7.12 Government Regulations. No Company is subject to regulation under the Investment

Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

7.13 Transactions with Affiliates. Except as set forth in Schedule 7.13 and except for other transactions which do not, in the aggregate, cost the Restricted Companies more than $2,000,000 in any fiscal year, no Restricted Company is a party to any transaction with any Affiliate (other than another Restricted

Company), except upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

7.14 Debt. No Company is an obligor on any Debt, other than Permitted Debt.

7.15 Material Agreements. All Material Agreements to which any Restricted Company is a party are in full force and effect, and no default or potential default exists on the part of any Restricted Company thereunder that is a Material Adverse Event.

7.16 Labor Matters. There are no binding agreements of any type with any labor union, labor organization, collective bargaining unit or employee group to which any Company is bound, other than Vail

Summit Resorts' collective bargaining agreements with the Breckenridge Professional Ski Patrol Association and Keystone Professional Ski Patrol Association and agreements which may be entered into after the date of this Agreement which do not constitute a Material Adverse Event. No actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any

Company that constitute a Material Adverse Event exist. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable Law dealing with labor matters, other than any violations, individually or collectively, that are not a Material Adverse Event. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.

7.17 Solvency. On each Loan Date, Borrower is, and after giving effect to the requested Loan will be, Solvent.

7.18 Intellectual Property. Each Company owns (or otherwise holds rights to use) all material

Intellectual Property, licenses, permits and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Agreement.

To its knowledge, each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to any Company, would not, individually or collectively, constitute a Material Adverse Event. To the knowledge of any Company as of the date hereof, no infringement or claim of infringement by others of any material Intellectual Property, license, permit, trade name, or other intellectual property of any Company exists, other than claims which will not cause a Material Adverse Event.

7.19 Full Disclosure. Each material fact or condition relating to the Loan Papers or the financial condition, business or property of any Company has been disclosed to Agent. All information furnished by any Company to Agent in connection with the Loan Papers on or before the date of this Agreement was,

taken as a whole, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 8 AFFIRMATIVE COVENANTS. So long as Lenders are committed to fund Loans and

Agent is committed to issue L/Cs under this Agreement, and thereafter until the Obligation is paid in full,

Borrower covenants and agrees as follows:

8.1 Items to be Furnished. Borrower shall cause the following to be furnished to each Lender:

(a) With respect to each fiscal year of the Companies:

(i) Promptly after preparation, unaudited Financial Statements showing the consolidated financial condition and results of operations of the Companies as of the last day of such fiscal year and for such fiscal year, accompanied by a Compliance Certificate with respect to such Financial Statements (for purposes of adjusting the Applicable Margin and the Applicable Percentage in accordance with the definitions of such terms); and

(ii) Promptly after preparation, and no later than 105 days after the last day of each fiscal year of the Companies, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by: (A) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies, (B) any management letter prepared by the accounting firm delivered in connection with its audit, (C) a certificate from the accounting firm to Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof, and (D) a

Compliance Certificate with respect to the Financial Statements.

(b) Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of the Companies, Financial Statements showing the consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter, accompanied by a Compliance

Certificate with respect to the Financial Statements.

(c) Promptly after receipt, a copy of each interim or special audit report and management letter issued by independent accountants with respect to any Company or its financial records.

(d) Notice, promptly after any Company knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a

Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in connection with any Loan Paper, (iii) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law or ERISA (which individually or collectively with other violations or allegations is reasonably likely to constitute a Material Adverse

Event), or (iv) a Default or Potential Default, specifying the nature thereof and what action the

Companies have taken, are taking, or propose to take.

(e) Promptly after filing, copies of all material reports or filings filed by or on behalf of any Company with any securities exchange or the Securities and Exchange Commission (including,

without limitation, copies of each Form 10-K, Form 10-Q and Form S-8 filed by or on behalf of VRI with the Securities and Exchange Commission within 15 days after filing).

(f) Promptly upon reasonable request by Agent or Required Lenders (through Agent),

information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets and liabilities of the Companies (including, but not limited to, seasonal operating statistics, annual budgets, etc.) and opinions, certifications and documents in addition to those mentioned in this Agreement; provided, however, that Agent and Lenders shall not disclose to any third Person any data or information obtained thereby in accordance with the provisions of this paragraph (f), except (i) with the prior written consent of the appropriate Company, (ii) to the extent necessary to comply with Law or the ruling of any Tribunal in which event, Agent and/or such

Lenders shall notify the appropriate Company as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of the information desired, (iii) at the request of any banking or other regulatory authority, or (iv) to their respective Representatives to the extent such disclosure is necessary in connection with the transactions contemplated by the Loan

Papers.

8.2 Use of Proceeds. Borrower will use all of the proceeds of Loans and L/Cs for seasonal working capital, to make advances and other investments permitted by Section 9.8, to make acquisitions permitted under Section 9.11, and for other general corporate purposes and capital expenditures of the

Companies. No part of the proceeds of any L/C draft or drawing or of any Loan will be used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulation U.

8.3 Books and Records. Each Company will maintain books, records and accounts necessary to prepare financial statements in accordance with GAAP.

8.4 Inspections. Upon reasonable request, each Company will allow Agent (or its

Representatives) to inspect any of its properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees or representatives from time to time, during reasonable business hours; provided, however, that Agent and its Representatives shall not disclose to any Person any data or information obtained thereby in accordance with the provisions of this Section 8.4 which is not a matter of public knowledge, except (i) with the prior written consent of the appropriate Company, (ii) to the extent necessary to comply with Law or the ruling of any Tribunal in which event, Agent and/or its

Representatives shall notify the appropriate Company as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of the information desired, (iii) at the request of any banking or other regulatory authority, or (iv) to their respective Representatives to the extent such disclosure is necessary in connection with the transactions contemplated by the Loan Papers. Any of the

Lenders (or their Representatives) may accompany Agent during such inspections.

8.5 Taxes. Each Restricted Company will promptly pay when due any and all Taxes, other than

Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made; provided, however, that all such Taxes shall,

in any event, be paid prior to any levy for execution in respect of any Lien on any property of a Restricted

Company.

8.6 Payment of Obligations. Each Company will pay (or renew and extend) all of its obligations at such times and to such extent as may be necessary to prevent a Material Adverse Event (except for obligations, other than Funded Debt, which are being contested in good faith by appropriate proceedings);

provided that Borrower shall not and shall not permit any other Company to repay advances from Apollo,

other than as provided in Section 9.9.

8.7 Fees and Expenses. Borrower shall promptly pay upon demand (a) all reasonable and customary costs, fees, and expenses paid or incurred by Agent and its Affiliates, in connection with the arrangement, syndication and negotiation of the Facility and the negotiation, preparation, delivery and execution of the Loan Papers and any related amendment, waiver, or consent (including in each case, without limitation, the reasonable fees and expenses of Agent's counsel) and (b) all reasonable costs and expenses of Lenders and Agent incurred by Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Papers or the exercise of any Rights arising under the Loan Papers

(including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the

Obligation and shall bear interest, if not paid upon demand, at the Default Rate until paid.

8.8 Maintenance of Existence, Assets, and Business.

(a) Except as otherwise permitted by Section 9.11, each Company will (i) maintain its organizational existence and good standing in its state of organization and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material

Adverse Event; (ii) maintain all Water Rights, licenses, permits (including, without limitation, the

Forest Service Permits), and franchises necessary for its business where failure to maintain is a

Material Adverse Event; and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

(b) Neither Borrower, VRI nor VHI will change its name in any manner (except by registering additional trade names), unless such Company shall have given Agent prior notice thereof.

Borrower shall promptly notify Agent of any change in name of any other Company (except the registering of additional tradenames).

8.9 Insurance. Each Company will maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. At Agent's request, each

Company will deliver to Agent certificates of insurance for each policy of insurance and evidence of payment of all premiums.

8.10 Environmental Laws. Each Company will (a) conduct its business so as to comply in all material respects with all applicable Environmental Laws and shall promptly take required corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take action would not be a Material Adverse Event, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize material financial and other risks to each Company arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property, except where failure to comply would not be a Material Adverse Event.

Borrower shall deliver reasonable evidence of compliance with the foregoing covenant to Agent within 30 days after any written request from Required Lenders, which request shall be made only if Required Lenders reasonably believe that a failure to comply with the foregoing covenant would be a Material Adverse Event.

8.11 Subsidiaries. Subject to Section 9.8, the Companies may create or acquire additional

Subsidiaries (including Unrestricted Subsidiaries); provided that (a) each Person that becomes a Restricted

Subsidiary after the date of this Agreement (whether as a result of an acquisition permitted under

Section 9.11, creation, or otherwise) shall execute and deliver to Agent a Guaranty within 30 days after becoming a Restricted Subsidiary, (b) each Restricted Company that becomes the holder of the capital stock or equity interest of each Person that becomes a Restricted Subsidiary after the date of this Agreement

(whether as a result of an acquisition permitted under Section 9.11, creation, or otherwise) shall execute and deliver to Agent a Pledge Agreement, together with any related Security Documents reasonably required by

Agent, pledging such capital stock or equity interests within 30 days after such Person becomes a Subsidiary,

and (c) and Borrower shall deliver to Agent a revised Schedule 7.2 reflecting such new Subsidiary within

30 days after it becomes a Subsidiary. Subject to Section 14.10(b)(v), Agent shall execute documentation reasonably required to release any Restricted Subsidiary which is re-designated by Borrower as an

Unrestricted Subsidiary from its Guaranty.

8.12 Indemnification. Borrower shall indemnify, protect and hold Agent and Lenders and their respective Affiliates, Representatives, successors and assigns and attorneys (collectively,

the "indemnified parties") harmless from and against any and all liabilities, obligations, losses,

damages, penalties, actions, judgments, suits, claims and proceedings and all costs, expenses

(including, without limitation, all attorneys' fees and legal expenses whether or not suit is brought)

and disbursements of any kind or nature (the "indemnified liabilities") that may at any time be imposed on, incurred by or asserted against the indemnified parties, in any way relating to or arising out of (a) the direct or indirect result of the violation by any Company of any Environmental

Law, (b) any Company's generation, manufacture, production, storage, release, threatened release,

discharge, disposal or presence in connection with its properties of a Hazardous Substance

(including, without limitation, (i) all damages of any use, generation, manufacture, production,

storage, release, threatened release, discharge, disposal or presence, or (ii) the costs of any environmental investigation, monitoring, repair, cleanup or detoxification and the preparation and implementation of any closure, remedial or other plans), or (c) the Loan Papers or any of the transactions contemplated therein. However, although each indemnified party has the Right to be indemnified for its own ordinary negligence, no indemnified party has the Right to be indemnified for its own fraud, gross negligence or willful misconduct. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the

Obligation and termination of this Agreement.

SECTION 9 NEGATIVE COVENANTS. So long as Lenders are committed to fund Loans and Agent is committed to issue L/Cs under this Agreement, and thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:

9.1 Taxes. No Company shall use any portion of the proceeds of any Loan to pay the wages of employees, unless a timely payment to or deposit with the U.S. of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

9.2 Payment of Obligations. No Company shall voluntarily prepay principal of, or interest on, any

Funded Debt, other than the Obligation, if a Default or Potential Default exists (or would result from such payment). No Company shall repay, repurchase, redeem or defease Subordinated Debt without the prior written consent of Required Lenders.

9.3 Employee Plans. Except where a Material Adverse Event would not result, no Company shall permit any of the events or circumstances described in Section 7.10 to exist or occur.

9.4 Debt. No Company shall create, incur or suffer to exist any Debt, other than Permitted

Debt.

9.5 Liens. No Company shall (a) create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, other than Permitted Liens, or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any

Lien, other than the Loan Papers, the documents executed in connection with the Vail Bonds (and any documents relating to a refinancing of the Vail Bonds), the Senior Subordinated Debt Indenture as in effect on May 11, 1999 (which does not prohibit the creation or incurrence of Liens securing "Senior Debt," as defined therein), any other indenture that contains the same exception for liens securing "Senior Debt" as the

Senior Subordinated Debt Indenture, and leases or licenses that prohibit Liens on the leased or licensed property.

9.6 Transactions with Affiliates. Except for transactions which do not, in the aggregate, cost the

Restricted Companies more than $2,000,000 in any fiscal year, no Restricted Company shall enter into or suffer to exist any transaction with any Affiliate (other than another Restricted Company), or guaranty,

obtain any letter of credit or similar instrument in support of, or create, incur or suffer to exist any Lien upon any of its assets as security for, any Debt or other obligation of any Affiliate (other than Debts or other obligations of another Restricted Company) unless (a) such transaction is an advance or equity contribution to an Unrestricted Subsidiary permitted by Section 9.8(j), (b) such transaction is described in Section 9.9 or on Schedule 7.13, or (c) such transaction is upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its

Affiliate.

9.7 Compliance with Laws and Documents. No Company shall (a) violate the provisions of any

Laws or rulings of any Tribunal applicable to it or of any Material Agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate the provisions of its organizational documents if such violation would cause a Material Adverse Event, or (c)

repeal, replace or amend any provision of its organizational documents if that action would be a Material

Adverse Event.

9.8 Loans, Advances and Investments. Except as permitted by Section 9.9 or Section 9.11, no

Restricted Company shall make or suffer to exist any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of

Debt of, or interests in, any other Person, other than:

(a) expense accounts for and other loans or advances to its directors, officers and employees in the ordinary course of business;

(b) marketable obligations issued or unconditionally guaranteed by the U.S. or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition;

(c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the U.S. or any of its states having combined capital,

surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition);

(d) commercial paper and similar obligations rated "P-1" by Moody's or "A-1" by S&P;

(e) readily marketable tax-free municipal bonds of a domestic issuer rated "A-2" or better by Moody's or "A" or better by S&P, and maturing within one year from the date of issuance;

(f) mutual funds or money market accounts investing primarily in items described in clauses (b) through (e) above;

(g) demand deposit accounts maintained in the ordinary course of business;

(h) current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms;

(i) Financial Hedges existing on the date hereof which have previously been approved by Agent and other Financial Hedges entered into after the date hereof under terms reasonably acceptable to Agent;

(j) in addition to items covered elsewhere in this definition, but subject to Sections 8.11 and 9.14, investments in any Person (including purchases of stock or other securities or evidence of

Debt of, assets of, or loans, advances, extensions of credit or capital contributions to such Person,

but excluding capital appreciation and accrued interest), provided that all such investments (when added to those made by Unrestricted Subsidiaries) made in (i) Unrestricted Subsidiaries, (ii) Persons that are not Affiliates of Borrower after such investment (excluding investments in

Keystone/Intrawest LLC existing on the date of this Agreement and the existing obligation of Vail

Summit Resorts to contribute to Keystone/Intrawest LLC additional land which had a book value as of June 30, 1996, of $8,900,000), and (iii) Apollo, shall not in the aggregate exceed 15% of the

Companies' consolidated net worth at the time of determination; and

(k) the following investments:

(i) a secured loan of $300,000 made to Andrew P. Daly in 1991, a secured loan of $438,750 made to Lucinda M. Daly in 1996, and a secured loan of $350,000 made to Mr.

and Mrs. James P. Thompson in 1996;

(ii) a capital contribution, in an amount not to exceed $650,000, in

Boulder/Beaver LLC; and

(iii) Workers compensation reserve account, established pursuant to a selfinsurance permit from the State of Colorado Department of Labor, invested exclusively in items described in clauses (b) through (f) above.

9.9 Management Fees and Distributions. No Company shall make any Distribution, except as follows:

(a) if no Default or Potential Default exists (or would result therefrom), the Companies may pay management fees to Apollo of up to $500,000 (in cash and/or services) in any fiscal year of the Companies;

(b) VRI may make payments of approximately $100,000 accruing to certain option holders;

(c) any Company may make Distributions to a Restricted Company;

(d) if VRI issues any Subordinated Debt which is subsequently converted to preferred stock, VRI may, if no Default or Potential Default exists (or would result therefrom), pay dividends on such stock at an annual rate which is less than or equal to the annual rate of interest payable on such Subordinated Debt prior to its conversion; and

(e) if no Default or Potential Default exists (or would result therefrom), VRI may make other Distributions to its shareholders (in addition to those described in clause (d) above), so long as all of such other Distributions made during any four consecutive fiscal quarters of the Companies

(including any dividends on preferred stock which exceed the amount permitted under clause (d)

above) do not exceed 50% of the Restricted Companies' Net Income during such period.

9.10 Sale of Assets. No Company may sell, assign, lease, transfer or otherwise dispose of all or any material portion of the assets described in Schedule 2, if the ratio described in Section 10.1 would, on a pro forma basis (taking the disposition into account), increase as a result of such disposition.

9.11 Acquisitions, Mergers, and Dissolutions.

(a) Except as provided in this Section 9.11, and subject to Sections 8.11 and 9.8, a

Restricted Company may not (i) acquire all or any substantial portion of the capital stock (or other equity or voting interests) of any other Person, (ii) acquire all or any substantial portion of the assets of any other Person, (iii) merge or consolidate with any other Person, or (iv) liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

(b) Any Restricted Subsidiary may (i) acquire all or any substantial portion of the capital stock (or other equity or voting interests) issued by any other Restricted Subsidiary, (ii) acquire all or any substantial portion of the assets of any other Restricted Subsidiary, and (iii) merge or consolidate with any other Restricted Subsidiary (and, in the case of such merger or consolidation or,

in the case of the conveyance or distribution of such assets, the non-surviving or selling entity, as the case may be, may be liquidated, wound up or dissolved), provided that if Borrower is a party to such merger or consolidation, Borrower must be the surviving entity and if Borrower is not a party to such merger or consolidation, a Restricted Subsidiary must be the surviving entity.

(c) Any Restricted Subsidiary may (i) acquire all or any substantial portion of the capital stock (or other equity or voting interests) issued by any other Person, (ii) acquire all or any substantial portion of the assets of any other Person, or (iii) merge or consolidate with any other

Person (and, in the case of such merger or consolidation, the non-surviving entity may be liquidated,

wound up or dissolved), if

(i) such other Person is organized under the laws of the United States,

(ii) in respect of any such transaction for which the sum of the cash consideration paid and the Debt assumed by Borrower or any other Restricted Company exceeds $25,000,000, at least 15 days before the transaction's closing date Borrower delivers to Agent a written description of the transaction, including the funding sources and the total investment or purchase price, and a calculation on a pro forma basis (taking the transaction into account) showing that no Default will occur as a result of such transaction,

(iii) such other Person is engaged in a business in which a Restricted Company would be permitted to engage under Section 9.14;

(iv) with respect to a merger or consolidation, if Borrower is a party to such merger or consolidation, Borrower must be the surviving entity and if Borrower is not a party to such merger or consolidation, a Restricted Subsidiary must be the surviving entity and, to the extent such surviving entity has not already done so, shall, concurrently with (and no later than 30 days after) such merger or consolidation, execute and deliver to Agent a Guaranty,

(v) the sum of the cash consideration paid and the Debt assumed by Borrower or any other Restricted Company in connection with such transaction does not exceed the lesser of (A) Adjusted EBITDA for the four immediately preceding fiscal quarters, and (B)

$90,000,000, and

(vi) the sum of the cash consideration paid and the liabilities assumed by

Borrower or any other Restricted Company, in the aggregate, in connection with all such transactions during the term of this Agreement does not exceed $250,000,000.

9.12 Assignment. No Company shall assign or transfer any of its Rights or cause to be delegated its duties or obligations under any of the Loan Papers.

9.13 Fiscal Year and Accounting Methods. No Company shall change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

9.14 New Businesses. No Restricted Company shall engage in any business, except the businesses in which they are presently engaged and any other business reasonably related to the Companies'

current operations or the resort, leisure or ski business; provided, however, that the foregoing shall not be construed to prohibit the cessation by any Company of its business activities or the sale or transfer of the business or assets of such Company to the extent not otherwise prohibited by this Agreement.

9.15 Government Regulations. No Company shall conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company

Act of 1935, as amended.

SECTION 10 FINANCIAL COVENANTS. So long as Lenders are committed to fund Loans and Agent is committed to issue L/Cs under this Agreement, and thereafter until the Obligation is paid and performed in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers), Borrower covenants and agrees as follows to comply with each of the following ratios. For purposes of determining each such ratio, Adjusted EBITDA for any period shall include on a pro forma basis all EBITDA for such period relating to assets acquired (including Restricted

Subsidiaries formed or acquired) in accordance with this Agreement during such period, but shall exclude on a pro forma basis all EBITDA for such period relating to any such assets disposed of in accordance with this Agreement during such period.

10.1 Maximum Leverage Ratios.

(a) Funded Debt to Adjusted EBITDA. As calculated as of the last day of each fiscal quarter of the Companies, the Companies shall not permit the ratio of (i) the unpaid principal amount of Funded Debt existing as of such last day to (ii) Adjusted EBITDA for the four fiscal quarters ending on such last day to exceed 4.50:1.00.

(b) Senior Debt to Adjusted EBITDA. As calculated as of the last day of each fiscal quarter of the Companies, the Companies shall not permit the ratio of (i) the unpaid amount of Senior

Debt existing as of such last day to (ii) Adjusted EBITDA for the four fiscal quarters ending on such last day to exceed the following:

As of the last day of each fiscal quarter ending July 31, January 31, and April 30:	3.25 to 1.00
As of the last day of each fiscal quarter ending October 31:	3.50 to 1.00

10.2 Minimum Fixed Charge Coverage Ratio. As calculated as of the last day of each fiscal quarter of the Companies, the Companies shall not permit the ratio of (a) Adjusted EBITDA for the four fiscal quarters ending on such last day minus expense for cash income Taxes paid minus Required Capital

Expenditures, to (b) interest on the Obligation and scheduled principal and interest payments on all other

Funded Debt plus Distributions (other than of stock) made by VRI, in each case in such four fiscal quarters,

to be less than 1.25:1.00.

10.3 Minimum Net Worth. Shareholders' Equity may not at any time be less than an amount equal to the sum of (a) 90% of the Shareholders Equity for the fiscal quarter ended July 31, 2001, plus (b) 75% of the Net Income of the Restricted Companies, if positive, for each fiscal year completed after July 31, 2001,

plus (c) 100% of any Net Proceeds received by any Restricted Company (other than from another Company)

from the offering, issuance, or sale of equity securities of a Restricted Company after July 31, 2001.

10.4 Interest Coverage Ratio. As calculated as of the last day of each fiscal quarter of the

Companies, the Companies shall not permit the ratio of (a) Adjusted EBITDA for the four fiscal quarters ending on such last day to (b) interest on Funded Debt in such four fiscal quarters to be less than 2.50 to 1.00.

10.5 Capital Expenditures. The Restricted Companies may not make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding

(a) normal replacements and maintenance which are properly charged to current operations, and (b) such expenditures relating to real estate held for resale), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Restricted Companies during each fiscal year, an amount equal to 10% of the value of Total Assets as of the last day of such fiscal year.

SECTION 11 DEFAULT. The term "Default" means the occurrence of any one or more of the following events:

11.1 Payment of Obligation. The failure or refusal of any Company to pay (a) any principal payment contemplated by Section 3.2(b) of this Agreement after such payment becomes due and payable hereunder, (b) any principal payment (other than those contemplated by Section 3.2(b)) or interest payment contemplated to be made hereunder within 3 Business Days after demand therefor by Agent, (c) any amount contemplated to be paid hereunder in respect of fees, costs, expenses or indemnities within 10 Business Days after demand therefor by Agent and (d) any amount in respect of its reimbursement obligations in connection with any drawing under an L/C within 3 Business Days after demand therefor by Agent.

11.2 Covenants. The failure or refusal of any Company to punctually and properly perform,

observe, and comply with:

(a) Any covenant, agreement or condition applicable to it contained in Sections 8.2, 9

(other than Sections 9.1, 9.3, 9.6 and 9.7) or 10; or

(b) Any other covenant, agreement or condition applicable to it contained in any Loan

Paper (other than the covenants to pay the Obligation and the covenants in clause (a) preceding),

and failure or refusal continues for 30 days.

11.3 Debtor Relief. Any Restricted Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Papers (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing), or (d) becomes subject to an order for relief granted under the Bankruptcy Reform Act of 1978, as amended from time to time (other than as a creditor or claimant).

11.4 Judgments and Attachments. Any Restricted Company fails, within 60 days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000

(individually or collectively) or any warrant of attachment, sequestration or similar proceeding against any assets of any Restricted Company having a value (individually or collectively) of $5,000,000, which is neither

(a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

11.5 Government Action. Any Tribunal condemns, seizes or otherwise appropriates, or takes custody or control of all or any substantial portion of the assets described on Schedule 2.

11.6 Misrepresentation. Any material representation or warranty made by any Company in connection with any Loan Paper at any time proves to have been materially incorrect when made; provided that if such Company made such representation or warranty in good faith without any knowledge on the part of the Companies that it was materially incorrect, such misrepresentation shall not constitute a Default if the

Companies notify Agent of such misrepresentation within 5 Business Days after such Company has knowledge thereof.

11.7 Ownership. There shall occur a Change of Control Transaction.

11.8 Default Under Other Agreements. (a) Any Restricted Company fails to pay when due (after lapse of any applicable grace period) any recourse Debt in excess (individually or collectively) of $5,000,000;

or (b) any default exists under any agreement to which any Restricted Company is a party, the effect of which is to cause, or to permit any Person (other than a Restricted Company) to cause, any recourse obligation in excess (individually or collectively) of $5,000,000 to become due and payable by any Restricted

Company before its stated maturity, except to the extent such obligation is declared to be due and payable as a result of the sale of any asset to which it relates.

11.9 Validity and Enforceability of Loan Papers. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Paper at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested by any Company party thereto or any Company denies that it has any further liability or obligations under any Loan Paper to which it is a party.

11.10 Employee Plans. Except where occurrence or existence is not a Material Adverse Event,

(a) an Employee Plan incurs an "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), (b) a Company incurs liability under ERISA to the PBGC in connection with any

Employee Plan (other than required insurance premiums paid when due), (c) a Company withdraws in whole or in part from participation in a Multiemployer Plan, (d) a Company engages in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), or (e) a "reportable event"

(as defined in section 4043 of ERISA) occurs with respect to an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

SECTION 12 RIGHTS AND REMEDIES.

12.1 Remedies Upon Default.

(a) If a Default exists under Section 11.3, the commitment to extend credit under this

Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever, and Borrower must provide cash collateral in an amount equal to the then-existing L/C Exposure.

(b) If any Default exists, subject to the terms of Section 13.5(b), Agent may (with the consent of, and must, upon the request of, Required Lenders), do any one or more of the following:

(i) if the maturity of the Obligation has not already been accelerated under Section 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit or to continue or convert any Loan under this Agreement; (iii) reduce any claim to judgment; (iv) demand Borrower to provide cash collateral in an amount equal to the L/C Exposure then existing; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New

York, or any other applicable jurisdiction.

12.2 Company Waivers. To the extent permitted by Law, each Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

12.3 Performance by Agent. If any covenant, duty or agreement of any Company is not performed in accordance with the terms of the Loan Papers, Agent may, while a Default exists, at its option

(but subject to the approval of Required Lenders), perform or attempt to perform that covenant, duty or agreement on behalf of that Company (and any amount expended by Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Agent on demand, becomes part of the

Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However,

Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty or agreement of any Company.

12.4 Not in Control. None of the covenants or other provisions contained in any Loan Paper shall,

or shall be deemed to, give Agent or Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company; the power of Agent and Lenders is limited to the Right to exercise the remedies provided in this Section 12.

12.5 Course of Dealing. The acceptance by Agent or Lenders of any partial payment on the

Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent, Required

Lenders or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent

Default. No delay or omission by Agent, Required Lenders or Lenders in exercising any Right under the

Loan Papers will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.

12.6 Cumulative Rights. All Rights available to Agent, Required Lenders, and Lenders under the

Loan Papers are cumulative of and in addition to all other Rights granted to Agent, Required Lenders, and

Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent,

Required Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

12.7 Application of Proceeds. Any and all proceeds ever received by Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to

Section 3.11.

12.8 Diminution in Value of Collateral. Neither Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any Collateral or other collateral ever securing payment or performance of all or any part of the Obligation ( other than diminution in or loss of value caused by its gross negligence or willful misconduct).

12.9 Certain Proceedings. The Companies will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers Agent or Required Lenders reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Agent's and Required Lenders' remedies at Law for failure of the Companies to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 13 AGREEMENT AMONG LENDERS.

13.1 Agent.

(a) Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf pursuant to the terms and conditions of the Loan Papers: (i) to act as its nominee and on its behalf in and under all Loan Papers; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Papers; (iii) to take any action that it properly requests under the Loan Papers (subject to the concurrence of other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to it under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, recipient and similar party in respect of any collateral for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents and items received from any Company under the Loan Papers;

(vii) to promptly distribute to it its ratable part of each payment (whether voluntary, as proceeds of

Collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; and (viii) to deliver to the appropriate Persons requests, demands,

approvals, and consents received from it.

(b) If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of Required

Lenders), then Required Lenders shall appoint the successor Agent from among Lenders ( other than the resigning Agent). If Required Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or Required Lenders have removed the resigning

Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan

Papers (but, when used in connection with L/Cs issued and outstanding before the appointment of the successor Agent, "Agent" shall continue to refer solely to Bank of America, N.A. (but, any L/Cs issued or renewed after the appointment of any successor Agent shall be issued or renewed by the successor Agent)), and each Lender shall execute the documents as any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Papers, the provisions of this Section 13 inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Papers.

(c) Agent, in its capacity as a Lender, has the same Rights under the Loan Papers as any other Lender and may exercise those Rights as if it were not acting as Agent; the term "Lender"

shall, unless the context otherwise indicates, include Agent; and Agent's resignation or removal shall not impair or otherwise affect any Rights that it has or may have in its capacity as an individual

Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower,

except those expressly set forth in the Loan Papers, and that Agent in its capacity as a Lender has all Rights of any other Lender.

(d) Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers,

Agent is not responsible to account to Lenders for those other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower that are not contemplated or included in the Loan Papers, any present or future offset exercised by

Agent in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's possession or control that may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements,

documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent to reduce the Obligation,

then each Lender is entitled to share ratably in the application as provided in the Loan Papers).

13.2 Expenses. Each Lender shall pay its Pro Rata Part of any reasonable expenses (including,

without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent

(while acting in such capacity) in connection with any of the Loan Papers if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

13.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers,

nothing in the Loan Papers gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to any portion of the Obligation in which it participates (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff,

defense, or counterclaim solely with respect to all or any part of that Lender's portion of the Obligation).

13.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives.

Agent, Lenders and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by

Agent or that Lender (but nothing in this clause (a) permits Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement),

(b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Principal Debt for all purposes until, subject to Section 14.12, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent or approval of any Lender is conclusive and binding on each subsequent holder, assignee or transferee of or Participant in that Lender's portion of the

Principal Debt until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d)

are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

13.5 Limitation of Agent's Liability.

(a) Neither Agent nor any of its Affiliates, Representatives, successors or assigns will be liable for any action taken or omitted to be taken by it or them under the

Loan Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment (except for fraud, gross negligence or willful misconduct), and none of them has a fiduciary relationship with any Lender by virtue of the Loan Papers (but nothing in this Agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

(b) Unless indemnified to its satisfaction, Agent may not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Agent requests instructions from Lenders, or Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Paper, Agent is entitled to refrain (without incurring any liability to any

Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability or that is contrary to any Loan

Paper or applicable Law. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this Agreement in accordance with instructions of Required Lenders (or of all Lenders, if instructions from all

Lenders is specifically required by the terms of the Loan Papers).

(c) Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any

Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness,

validity or due execution of any Loan Paper (other than by Agent), (iii) any representation, warranty,

document, certificate, report or statement made therein (other than by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any Collateral or other collateral ever securing the Obligation or the existence, priority or perfection of any Lien ever granted or purported to be granted on any collateral under any Loan Paper, or (v) the observance of or compliance with any of the terms, covenants or conditions of any Loan Paper on the part of any Company. Each

Lender agrees to indemnify Agent and its Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities,

obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever that may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers if Agent and its Representatives are not reimbursed for such amounts by any Company. Although

Agent and its Representatives have the right to be indemnified under this Agreement for its or their own ordinary negligence, Agent and its Representatives do not have the right to be indemnified under this Agreement for its or their own fraud, gross negligence or willful misconduct.

13.6 Default; Collateral. While a Default exists, Lenders agree to promptly confer in order that

Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Agent is entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until it has received instructions from Required Lenders. In actions with respect to any property of Borrower, Agent is acting for the ratable benefit of each Lender.

Agent shall hold, for the ratable benefit of all Lenders, any security it receives for the Obligation or any guaranty of the Obligation it receives upon or in lieu of foreclosure.

13.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other

Lender or Participant, except for acts or omissions in bad faith, and neither Agent nor any Lender or

Participant will incur any liability to any other Person for any act or omission of any other Lender or any

Participant. No Co-Agent in its capacity as such assumes any responsibility or obligation under this agreement for servicing, syndication, enforcement or collection of the indebtedness resulting from the Loans or other advances under the Loan Papers, nor any duties as Agent under the Loan Papers for the Lenders.

13.8 Relationship of Lenders. The Loan Papers and the documents delivered in connection therewith do not create a partnership or joint venture among Agent and Lenders or among Lenders.

13.9 Collateral Matters.

(a) Each Lender authorizes and directs Agent to enter into the Security Documents for the ratable benefit of Lenders. Each Lender agrees that any action taken by Agent concerning any

Collateral with the consent of, or at the request of, Required Lenders in accordance with the provisions of this Agreement, the Security Documents or the other Loan Papers, and the exercise by Agent (with the consent of, or at the request of, Required Lenders) of powers concerning the

Collateral set forth in any Loan Paper, together with other reasonably incidental powers, shall be authorized and binding upon all Lenders.

(b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted by the Security Documents.

(c) Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent for the benefit of Lenders under the Security

Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced,

or are entitled to any particular priority.

(d) Agent shall exercise the same care and prudent judgment with respect to the

Collateral and the Security Documents as it normally and customarily exercises in respect of similar collateral and security documents.

(e) Lenders irrevocably authorize Agent, at its option and in its discretion, to release any

Lien upon any Collateral (i) upon full payment of the Obligation; (ii) constituting property being sold or disposed of as permitted under Section 9.10, if Agent determines that the property being sold or disposed is being sold or disposed in accordance with the requirements and limitations of

Section 9.10 and Agent concurrently receives all mandatory prepayments with respect thereto, if any, (iii) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under this Agreement or is about to expire and that has not been, and is not intended by that Company to be, renewed; (iv) consisting of an instrument evidencing

Debt pledged to Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full; or (v) if approved, authorized or ratified in writing by Required Lenders, subject to Section

14.10. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral under this Section 13.9(e).

(f) Lenders irrevocably authorize Agent, at its option and in its discretion, to release any

Restricted Company from its Guaranty (i) upon full payment of the Obligation, (ii) as permitted under

Section 8.11, (iii) in connection with the sale of disposition of the stock (or other equity interest)

issued by such Restricted Company permitted under Section 9.10, if Agent determines that the disposition or sale is in accordance with the requirements and limitations of Section 9.10 and Agent concurrently receives all mandatory prepayments with respect thereto, if any, and (iv) if approved,

authorized or ratified in writing by Required Lenders, subject to Section 14.10. Upon request by

Agent at any time, Lenders will confirm in writing Agent's authority to release any Restricted

Company from its Guaranty under this Section 13.9(f).

13.10 Benefits of Agreement. None of the provisions of this Section 13 inure to the benefit of any

Company or any other Person other than Agent and Lenders; consequently, no Company or any other

Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Agent or any

Lender to comply with these provisions.

SECTION 14 MISCELLANEOUS.

14.1 Headings. The headings, captions and arrangements used in any of the Loan Papers are,

unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Papers, nor affect the meaning thereof.

14.2 Nonbusiness Days; Time. Any payment or action that is due under any Loan Paper on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR

Loan, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day. Unless otherwise indicated, all time references (e.g., 1:00

p.m.) are to Dallas, Texas time.

14.3 Communications. Unless otherwise specifically provided, whenever any Loan Paper requires or permits any consent, approval, notice, request or demand from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given

(a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received,

(b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the third

Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Paper is set forth on the attached Schedule 1.

14.4 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under the Loan Papers must be satisfactory to Agent and its counsel, each in its reasonable discretion.

14.5 Exceptions to Covenants. The Companies may not take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

14.6 Survival. All covenants, agreements, undertakings, representations and warranties made in any of the Loan Papers survive all closings under the Loan Papers and, except as otherwise indicated, are not affected by any investigation made by any party.

14.7 Governing Law. The Laws (other than conflict-of-laws provisions) of the State of New

York and of the U.S. govern the Rights and duties of the parties to the Loan Papers and the validity,

construction, enforcement and interpretation of the Loan Papers.

14.8 Invalid Provisions. Any provision in any Loan Paper held to be illegal, invalid or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, and the Companies shall negotiate, in good faith,

the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable.

14.9 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN PAPER, IN EACH CASE

FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OTHER

COMPANY), (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND

FEDERAL COURTS OF THE STATE OF TEXAS, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE

OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION

BROUGHT IN DISTRICT COURTS OF DALLAS OR HARRIS COUNTY, TEXAS, OR IN THE U.S. DISTRICT COURT

FOR THE NORTHERN OR SOUTHERN DISTRICT OF TEXAS, DALLAS OR HOUSTON DIVISION, (C) IRREVOCABLY

WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS

BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING

AGAINST ANY PARTY TO ANY LOAN PAPER ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS

OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (E)

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY

TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER. The

scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation,

contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower

(for itself and on behalf of each other Company) acknowledges that these waivers are a material inducement to Agent's and each Lender's agreement to enter into a business relationship, that Agent and each Lender has already relied on these waivers in entering into this Agreement, and that Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each other Company) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel.

THE WAIVERS IN THIS SECTION 14.9 MAY NOT BE MODIFIED EXCEPT IN ACCORDANCE WITH SECTION

14.10, AND SHALL, EXCEPT TO THE EXTENT WAIVED OR MODIFIED IN ACCORDANCE WITH SECTION 14.10,

APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR PLACEMENTS TO OR OF THIS OR ANY

OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

14.10 Amendments, Consents, Conflicts and Waivers.

(a) Unless otherwise specifically provided, (i) this Agreement may be amended only by an instrument in writing executed by Borrower, Agent and Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement,

and (ii) the other Loan Papers may only be the subject of an amendment, modification or waiver that has been approved by Required Lenders and Borrower.

(b) Any amendment to or consent or waiver under any Loan Paper that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Agent and executed (or approved, as the case may be) by each Lender: (i) extend the due date, decrease the amount of, or reallocate any scheduled payment of the Obligation; (ii) decrease any rate or amount of interest, fees or other sums payable to Agent or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iii) change the definition of "Committed

Sum," "Required Lenders," or "Termination Date;" (iv) increase any one or more Lenders'

Committed Sums; (v) waive compliance with, amend or release (in whole or in part) the Guaranties of VRI or all or substantially all of the Restricted Subsidiaries; (vi) release all or substantially all of the Collateral, or (vii) change this clause (b), Section 9.12 or any other matter specifically requiring the consent of all Lenders under this Agreement.

(c) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Paper is controlled by the terms and provisions of this

Agreement.

(d) No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under this

Agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and

Lenders (or Required Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

14.11 Multiple Counterparts. Each Loan Paper (other than the Notes) may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this

Agreement so long as identical counterparts are executed by Borrower, each Lender, and Agent. This

Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Agent by each Lender, Agent and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed or other evidence satisfactory to it that each Lender has executed and is delivering to

Agent a counterpart of this Agreement.

14.12 Successors and Assigns; Participation.

(a) The Loan Papers bind and inure to the benefit of the parties hereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation,

except as permitted by this Section 14.12.

(b) Any Lender may, in the ordinary course of its business, at any time sell to one or more Persons (each a "Participant") participating interests in all or any part of its Rights and obligations under the Loan Papers. The selling Lender shall remain a "Lender" under this

Agreement (and the Participant shall not constitute a "Lender" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Section 3 with respect to all participations in its part of the

Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under Section 3 calculated as though no participation have been made. No Lender may sell any participating interest under which the

Participant has any Rights to approve any amendment, modification or waiver of any Loan Paper,

except to the extent the amendment, modification or waiver extends the due date for payment of any principal, interest or fees due under the Loan Papers or reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement).

(c) Any Lender may at any time, in the ordinary course of its business, assign to any

Eligible Assignee (each a "Purchaser") all or any part (but if less than all, then not less than

$5,000,000) of its Rights and obligations under the Loan Papers. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached Exhibit G. Each assignment under this Section 14.12(c) shall include a ratable interest in the assigning Lender's Rights and obligations under the Facility. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and the recordation thereof in the Register provided for in Section 14.12(d) and (ii) with respect to each assignment after the completion of the primary syndication of the Facility, payment of a fee of $3,500 from the transferor to Agent, from and after the effective date specified in the Assignment Agreement (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrower,

Lenders or Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause (c), the then-existing Schedule 1 shall automatically be deemed to reflect the name,

address and Committed Sum of such Purchaser, Agent shall deliver to Borrower and Lenders an amended Schedule 1 reflecting those changes, and Borrower shall execute and deliver to the

Purchaser and, if applicable, such Lender, a Note in the face amount of its Committed Sum and the transferor Lender shall return to Borrower the Note previously delivered to it under this Agreement.

A Purchaser is subject to all the provisions in this section as if it were a Lender signatory to this

Agreement as of the date of this Agreement.

(d) Agent shall maintain at its address on Schedule 1 a copy of each Lender assignment agreement delivered to it in accordance with the terms of Section 14.12(c) and a register for the recordation of the principal amount, Type and Interest Period of each Loan and the names, addresses and Committed Sums of each Lender from time to time (the "Register"). Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and Borrower, Agent and Lenders may treat each Person whose name is recorded in the

Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The

Register shall be available for inspection by Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) This Section 14.12 relates to absolute assignments and, notwithstanding

Section 14.12(a), does not prohibit assignments creating security interests. Specifically, without limitation, any Lender may at any time, without the consent of Borrower or Agent, assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing the transferor

Lender from its obligations thereunder.

14.13 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each

Company's obligations under the Loan Papers remain in full force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the

Obligation under any Loan Paper is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of each Company under the Loan Papers with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

14.14 Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Default, each Lender is authorized at any time and from time to time, with prior notice to the Borrower or any other Company, to set off and apply any and all deposits

(general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Companies against any and all of the Obligation owing to such Lender, now or hereafter existing.

14.15 Entirety. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES, LENDERS AND AGENT

SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS AND INSTRUMENTS, AND

ANY PRIOR ORAL AGREEMENTS AMONG THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THOSE

WRITINGS. THIS AGREEMENT AND THE OTHER WRITTEN LOAN PAPERS (EACH AS AMENDED IN WRITING

FROM TIME TO TIME) EXECUTED BY ANY COMPANY, ANY LENDER OR AGENT REPRESENT THE FINAL

AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN

ORAL AGREEMENTS AMONG THE PARTIES. This Agreement supersedes all prior written agreements and understandings relating to the subject matter hereof and may be supplemented only by documents delivered in accordance with the terms hereof.

[Signatures begin on the next page and continue on the following pages.]

BORROWER:
THE VAIL CORPORATION
By:	______________________
Name:	______________________
Title:	______________________

AGENT:
BANK OF AMERICA, N.A., as Agent
By:	_____________________
Daniel M. Killian
Managing Director

SOLE LEAD ARRANGER, SOLE BOOK MANAGER, AND SYNDICATION AGENT:
BANC OF AMERICA SECURITIES LLC
By:	______________________________
Kathleen H. Price
Vice President

LENDER:
BANK OF AMERICA, N.A.
By:	_____________________
Daniel M. Killian
Managing Director

LENDER:
FLEET NATIONAL BANK
By:	_____________________
Name:	_____________________
Title:	_____________________

LENDER:
U.S. BANK NATIONAL ASSOCIATION
By:	_____________________
Name:	_____________________
Title:	_____________________

LENDER:
THE BANK OF NOVA SCOTIA
By:	_____________________
Name:	_____________________
Title:	_____________________

LENDER:
CREDIT LYONNAIS NEW YORK BRANCH
By:	_____________________
Name:	_____________________
Title:	_____________________

LENDER:
COMPASS BANK, a Alabama State Chartered Bank
By:	_____________________
Name:	_____________________
Title:	_____________________

LENDER:
BANKERS TRUST COMPANY
By:	_____________________
Name:	_____________________
Title:	_____________________

LENDER:
CIBC INC.
By:	_____________________
Name:	_____________________
Title:	_____________________

LENDER:
HARRIS TRUST AND SAVINGS BANK
By:	_____________________
Name:	_____________________
Title:	_____________________

LENDER:
WELLS FARGO BANK NATIONAL ASSOCIATION
By:	_____________________
Name:	_____________________
Title:	_____________________

GUARANTORS' CONSENT AND AGREEMENT

As an inducement to Agent and Lenders to execute, and in consideration of Agent's and Lenders'

execution of the foregoing, the undersigned hereby consent thereto and agree that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under the Guaranty described in this Agreement, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure any of the indebtedness under the Loan Papers, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, and shall inure to the benefit of Agent and Lenders, and respective successors and assigns of each.

Vail Resorts, Inc.

Beaver Creek Associates, Inc.

Beaver Creek Consultants, Inc.

Beaver Creek Food Services, Inc.

Breckenridge Resort Properties, Inc.

Complete Telecommunications, Inc.

GHTV, Inc.

Gillett Broadcasting, Inc.

Grand Teton Lodge Company

Jackson Hole Golf and Tennis Club, Inc.

JHL&S LLC

Keystone Conference Services, Inc.

Keystone Development Sales, Inc.

Keystone Food & Beverage Company

Keystone Resort Property Management Company

Larkspur Restaurant & Bar, LLC

Lodge Properties, Inc.

Lodge Realty, Inc.

Mountain Thunder, Inc.

Property Management Acquisition Corp., Inc.

Teton Hospitality LLC

Teton Hospitality Services, Inc.

The Village at Breckenridge Acquisition Corp., Inc.

Vail/Arrowhead, Inc.

Vail Associates Consultants, Inc.

Vail Associates Holdings, Ltd.

Vail Associates Investments, Inc.

Vail Associates Management Company

Vail Associates Real Estate, Inc.

Vail/Battle Mountain, Inc.

Vail/Beaver Creek Resort Properties, Inc.

Vail Food Services, Inc.

Vail Holdings, Inc.

Vail Resorts Development Company

Vail RR, Inc.

Vail Summit Resorts, Inc.

Vail Trademarks, Inc.

VAMHC, Inc.

VA Rancho Mirage I, Inc.

VA Rancho Mirage II, Inc.

VR Holdings, Inc.

By:	_________________________________
James P. Donohue
Senior Vice President or Vice President of each
of the above